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ASHFORD HOSPITALITY TRUST, INC. 2011 STOCK INCENTIVE PLAN Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ashford Hospitality Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2014

To the stockholders of ASHFORD HOSPITALITY TRUST, INC.:

        The annual meeting of stockholders of Ashford Hospitality Trust, Inc., a Maryland corporation, will be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 on May 13, 2014 beginning at 11:30 a.m., Central time, for the following purposes:

            (i)  to elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

           (ii)  to ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2014;

          (iii)  to obtain advisory approval of the company's executive compensation;

          (iv)  to approve amendments to the company's 2011 Stock Incentive Plan that will increase the number of shares of common stock reserved for issuance under the plan by 5,750,000 shares;

           (v)  to vote on one non-binding stockholder proposal if properly presented at the meeting; and

          (vi)  to transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

        Stockholders of record at the close of business on March 11, 2014 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important that your shares be represented at the annual meeting of stockholders regardless of the size of your holdings. Whether or not you plan to attend the annual meeting of stockholders in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the annual meeting of stockholders, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the annual meeting of stockholders. Voting promptly saves us the expense of a second mailing.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks Secretary

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
April 14, 2014

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2014.

        The company's Proxy Statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2013, which includes the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at www.ahtreit.com under the "Investor" link, at the "Annual Meeting Material" tab.

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ASHFORD HOSPITALITY TRUST, INC.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2014

        This proxy statement, together with the enclosed proxy, is solicited by and on behalf of the board of directors of Ashford Hospitality Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held at the Dallas Marriott Suites Medical/Market Center, 2493 N. Stemmons Freeway, Dallas, Texas 75207 beginning at 11:30 a.m., Central time, on May 13, 2014. The board of directors is requesting that you allow your shares to be represented and voted at the annual meeting of stockholders by the proxies named on the enclosed proxy card. "We," "our," "us," "Ashford," and the "company" each refers to Ashford Hospitality Trust, Inc. This proxy statement and accompanying proxy will first be mailed to stockholders on or about April 14, 2014.

        At the annual meeting of stockholders, action will be taken to:

  •
  elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

  •
  ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2014;

  •
  obtain advisory approval of the company's executive compensation;

  •
  approve an amendment to the company's 2011 Stock Incentive Plan that will increase the number of shares of common stock reserved for issuance under the plan by 5,750,000 shares; and

  •
  transact any other business, including voting on any stockholder proposal, that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

FORWARD-LOOKING STATEMENTS

        Certain statements and assumptions in this proxy statement contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

        These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, applicable law, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K, and from time to time, in Ashford's other filings with the Securities and Exchange

Commission. The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our board of directors. In addition to the solicitation of proxies by use of the mail, officers and other employees of Ashford may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.

        We have retained Georgeson Inc. to aid in the solicitation of proxies and to verify records relating to the solicitation. Georgeson will receive a base fee of $7,500, plus out-of-pocket expenses.

Voting Securities

        Our only outstanding voting equity securities are shares of our common stock. Each share of common stock entitles the holder to one vote. As of March 11, 2014 there were 80,969,542 shares of common stock outstanding and entitled to vote. Only stockholders of record at the close of business on March 11, 2014 are entitled to vote at the annual meeting of stockholders or any adjournment of the annual meeting.

Voting

        If you hold your common stock in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your common stock in person at the annual meeting of stockholders.

        If your common stock is held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your common stock voted at the annual meeting of stockholders.

Counting of Votes

        A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the annual meeting of stockholders. If you have returned valid proxy instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting of stockholders in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting of stockholders may be adjourned by the vote of a majority of the shares represented at the annual meeting until a quorum has been obtained.

        The affirmative vote of a plurality of the outstanding shares of our common stock cast at the annual meeting will be required to elect each nominee to our board of directors (Proposal 1). If a nominee who is currently serving on the board does not receive a majority of the votes cast, our Corporate Governance Guidelines require that such nominee must promptly tender his or her resignation as a director for consideration by the nominating/corporate governance committee of the board for a recommendation to the full board regarding the tendered resignation. The affirmative vote of a majority of the outstanding shares of our common stock cast at the annual meeting will be required to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2014 (Proposal 2). The affirmative vote of a majority of the outstanding shares of our common stock cast at the annual meeting will be required for approval, on an advisory basis, of the executive compensation proposal (Proposal 3). The affirmative vote of a majority of all the votes cast on the proposal to amend our stock incentive plan is required to approve that proposal (Proposal 4). The affirmative vote of a majority of the outstanding shares of our common stock will be required for the non-binding stockholder proposal to pass (Proposal 5). For any other matter, unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of the outstanding shares of our common stock present and voting at the annual meeting is required to approve the matter.

        The election of directors, the advisory compensation proposal, the proposal to amend our stock incentive plan and the stockholder proposal are non-discretionary items and may not be voted by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in the election of directors, in the advisory compensation proposal, in the proposal to amend our stock incentive plan and in any stockholder proposal properly presented at the meeting. The ratification of the appointment of Ernst & Young LLP as independent auditors is a discretionary item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

        Broker non-votes occur when a broker, bank or other nominee holding shares on your behalf votes the shares on some matters but not others. Abstentions, broker non-votes and withheld votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote on Proposal 1, Proposal 2, Proposal 3 or Proposal 4 but will have the effect of a vote against Proposal 5 unless, with respect to such proposal, over 50% of the shares of our outstanding common stock entitled to vote as of the record date cast votes for the proposal, in which event abstentions, broker non-votes and withheld votes will have no effect on the result of the votes on Proposal 5.

        If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with management recommendations.

Right To Revoke Proxy

        If you hold shares of common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  notify our Secretary in writing before your shares of common stock have been voted at the annual meeting of stockholders;

  •
  sign, date and mail a new proxy card to Computershare Trust Company, N.A.; or

  •
  attend the annual meeting of stockholders and vote your shares of common stock in person.

        You must meet the same deadline when revoking your proxy as when voting your proxy. See the "Voting" section of this proxy statement for more information.

        If shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

 Multiple Stockholders Sharing the Same Address

        The Securities and Exchange Commission (the "SEC") rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family ("householding"). Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of common stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies, free of charge, of any annual report, proxy statement or information statement, please send your request to Ashford Hospitality Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ahtreit.com.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        One of the purposes of the annual meeting of stockholders is to elect directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Our board of directors is currently comprised of seven members, six of whom are being nominated for re-election. Mr. Edelman informed us that he will not stand for re-election at our 2014 annual meeting, and accordingly, his tenure as director will end as of the date of our 2014 annual meeting. Our chairman and chief executive officer has recommended Mr. Amish Gupta to serve on our board of directors. Our nominating/corporate governance committee reviewed Mr. Gupta's qualifications, conflicts of interest and ability to act on behalf of stockholders and has nominated Mr. Gupta to serve on our board of directors. Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the seven nominees for director, as well as the month and year each nominee first began his service on our board of directors. Also set forth below is the beneficial ownership of shares of our common stock as of March 11, 2014 (the record date) for each nominee. This beneficial ownership figure does not necessarily demonstrate the nominee's individual ownership. For a discussion of beneficial ownership, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, proxies will be voted for a replacement nominee if one is designated by our board of directors.

        The board of directors recommends a vote FOR all nominees.

Nominees for Director

MONTY J. BENNETT

Chairman of the Board and Chief Executive Officer, Ashford Hospitality Trust,  Inc.

Director since May 2003
Shares of common stock
beneficially owned by Mr. Bennett: 6,469,466(1)
Age: 48

Mr. Monty Bennett was elected to our board of directors in May 2003 and has served as our Chief Executive Officer since that time. Effective in January 2013, Mr. Bennett was appointed as the Chairman of our Board. Prior to January 2009, Mr. Bennett also served as our president. Mr. Bennett has served as the Chief Executive Officer and Chairman of the Board of Directors of Ashford Hospitality Prime, Inc. since April 2013 and is currently the Chief Executive Officer of Remington Holdings, LP. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served in several key positions, such as President, Executive Vice President, Director of Information Systems, General Manager and Operations Director.

(1)
Includes 1,193,501 shares of common stock of the company, 4,015,649 common partnership units in our operating partnership, and 1,260,316 long-term incentive partnership units, or LTIP units, in our operating partnership. The common units are redeemable for cash or, at our option, convertible on a one-for-one basis into shares of our common stock. If and when the LTIP units achieve economic parity with the common units and subject to certain time vesting requirements, the LTIP units will be convertible, at the option of the holder, into common units. This number excludes the company's obligation to issue common stock to Mr. Monty Bennett pursuant to the company's deferred compensation plan. As of March 11, 2014, the company had reserved an aggregate of 1,450,514 shares of common stock for issuance to Mr. Monty Bennett, which are issuable periodically over a five-year period that will begin in 2016. As of the record date, the company has not reserved any additional shares for issuance to Mr. Monty Bennett under the deferred compensation plan; however, we pay dividend equivalents to participants in our deferred compensation plan who elect the company common stock as an investment option. The dividend equivalents are equal to dividends, if any, paid with respect to our common stock and are accrued to the plan participant in the form of additional shares of common stock payable at the time distributions are made from the plan. Mr. Monty Bennett's deferred compensation continues to be invested in company common stock; however, NYSE rules limit the number of shares issuable to him as a result of his deferral elections. Assuming the company ultimately issues the maximum allowable number of shares to Mr. Monty Bennett under the deferred compensation plan and further assuming that all LTIP units held by him ultimately achieve economic parity with the common units and are converted into common units, Mr. Monty Bennett would own 7,919,980 shares of common stock or securities convertible, at our option, on a one-for-one basis into shares of common stock.

Director Qualifications: Mr. Monty Bennett holds a Masters degree in Business Administration from the Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He has over 20 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council (IREFAC), the Urban Land Institute's Hotel Council, and on the Advisory Editorial Board for GlobalHotelNetwork.com. He is also a member of the CEO Fiscal Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation's federal debt level and on the advisory board of Texans for Education Reform. Formerly, Mr. Bennett was a member of Marriott's Owner Advisory Council and Hilton's Embassy Suites Franchise Advisory Council. In addition, Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU Lodging Conference and the Americas Lodging Investment Summit conferences. Mr. Bennett received the Top-Performing CEO Award from HVS for 2011. This award is presented each year to the CEO in the hospitality industry who offers the best value to stockholders based on HVS's pay-for-performance model. The model compares financial results relative to CEO compensation, as well as a stock appreciation, company growth and increases in EBITDA. Mr. Bennett holds a Master's degree in Business Administration from Cornell's S.C. Johnson Graduate School of Management and received a Bachelor of Science degree with distinction from the School of Hotel Administration also at Cornell. He is a life member of the Cornell Hotel Society.

Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as the chief executive officer and a director of the company since its inception are vital skills that make him uniquely qualified to serve as the chairman of the board. The Board believes that the company can more effectively execute its strategic initiatives at this time with Mr. Bennett in the role of chairman and chief executive officer.

BENJAMIN J. ANSELL, M.D.

Founder, Director, Chairman of the Board, UCLA Executive Health Program

Chairman: Compensation Committee
Member: Nominating/Corporate Governance Committee

Director since May 2009
Shares of common stock
beneficially owned by Dr. Ansell: 148,200(2)
Age: 46

Dr. Ansell was elected to the board of directors in May 2009 and currently serves as our lead director. Dr. Ansell is the founder of and current Director and Chairman of the Board of the UCLA Executive Health Program, where he has been responsible for marketing and selling executive health program services to more than twenty Fortune 500 companies and 4,000 individual customers. Dr. Ansell also founded and serves as the Director of UCLA Medical Hospitality, which coordinates health services, concierge and some hospitality functions within the UCLA Health System. Dr. Ansell is also a senior practice physician within the UCLA Health System specializing in cardiovascular disease prevention and early detection strategies. Over the past two decades, Dr. Ansell has acted as senior advisor to the pharmaceutical industry and financial community with respect to U.S. marketing, sales and branding strategies for cardiovascular medication.

Director Qualifications: Dr. Ansell has significant entrepreneurial and management experience including brand development and positioning, sales and marketing, finance and establishing strategic relationships with both corporate and individual clients and customers. Additionally, Dr. Ansell successfully completed the director certification program at the UCLA Anderson Graduate School of Management in 2009.

THOMAS E. CALLAHAN

Co-President and Chief Executive Officer,
PKF Consulting USA

Chairman: Audit Committee
Member: Compensation Committee

Director since December 2008
Shares of common stock beneficially owned
by Mr. Callahan: 45,825
Age: 58

Mr. Callahan was elected to the board of directors in December 2008. Mr. Callahan is currently Co-President and Chief Executive Officer of PKF Consulting USA, a national real estate advisory firm specializing in the hospitality industry, with responsibility for the overall operations and management of the company. Prior to forming the predecessor to PKF Consulting USA, in 1992, Mr. Callahan was Deputy Managing Partner of Pannell Kerr Forster, an international public accounting firm specializing in the hospitality industry.

Director Qualifications: Mr. Callahan has a wealth of knowledge and experience in the hospitality industry, involving economic, financial, operational, management and valuation experiences. In addition, Mr. Callahan has extensive experience in evaluating organizational structures, financial controls and management information systems. Mr. Callahan also has significant relationships and contacts in the hospitality industry that are beneficial in his service on the board.

(2)
Includes 142,700 shares of common stock of the company and 5,500 long-term incentive partnership units, or LTIP units, in our operating partnership. The LTIP units have achieved economic parity with the common units and are convertible, at the option of the holder, into common units. Upon conversion, the common units will be redeemable for cash or, at our option, convertible on a one-for-one basis into shares of our common stock.

AMISH GUPTA Chief Operating Officer/Partner RETC, LP Director Nominee Shares of common stock beneficially owned by Mr. Gupta: None Age: 34	Mr. Gupta has been nominated to serve on the board of directors commencing with our 2014 annual meeting. Mr. Gupta is currently the chief operating officer of RETC, Limited Partnership, a property tax advisory firm that has represented over $8 billion in asset value nationally. He has led RETC since 2010, where he is responsible for overall operations and strategy. Prior to joining RETC, Mr. Gupta served as a real estate associate at The Carlyle Group, a private equity firm headquartered in Washington D.C., with more than $189 billion in assets under management.

Director Qualifications: Mr. Gupta received his MBA from the Kellogg School of Management and his BA from Emory University. Mr. Gupta's extensive real estate experience, stemming from his experience with the RETC and the Carlyle Group, combined with his business acumen, will generate valuable insights into the economic environment of the real estate industry for the board.

KAMAL JAFARNIA

Of Counsel,
Greenberg Traurig LLP

Member: Compensation Committee,
Nominating/Corporate Governance Committee
and Audit Committee

Director since January 2013
Shares of common stock beneficially
owned by Mr. Jafarnia: 8,335(3)
Age: 47

Mr. Jafarnia was appointed to the board of directors effective in January 2013. Mr. Jafarnia currently holds the position of counsel at Greenberg Traurig, LLP, a national law firm. He has been with this firm since April 2014. Prior to that, he was of counsel in the Financial Services & Products Group, and a member of the REIT practice group, in the New York office of Alston & Bird, LLP, a national law firm. He was with Alston & Bird, LLP from August 2012 through March 2014. From 2008 until joining Alston & Bird, LLP, Mr. Jafarnia was a senior vice president and chief compliance officer at American Realty Capital/Realty Capital Securities, a real estate investment program sponsor and wholesale distribution platform. In 2008, Mr. Jafarnia also served as executive vice president, legal and corporate development at Franklin Square Capital Partners, an investment management firm in Philadelphia, Pennsylvania. From 2006 until 2008, Mr. Jafarnia was vice president and assistant general counsel at Behringer Securities, LP, a real estate investment program sponsor, in Dallas, Texas.

(3)
Includes 2,835 shares of common stock of the company and 5,500 long-term incentive partnership units, or LTIP units, in our operating partnership. The LTIP units have achieved economic parity with the common units and are convertible, at the option of the holder, into common units. Upon conversion, the common units will be redeemable for cash or, at our option, convertible on a one-for-one basis into shares of our common stock.

Director Qualifications: Mr. Jafarnia received his JD from Temple University School of Law and LLM from Georgetown University. Mr. Jafarnia is a licensed attorney admitted to practice law in five states and has spent a majority of his career specifically as a regulatory compliance officer. He has over 15 years of experience in the real estate and financial services industry as an attorney, owner, principal, compliance officer and executive. His experience in these multiple roles provides unique perspectives and benefits to the board, including specifically with respect to regulatory compliance. Mr. Jafarnia also has and maintains numerous relationships in the real estate industry that may be beneficial to his service on the board.

PHILIP S. PAYNE Chief Executive Officer, Ginkgo Residential, LLC Member: Audit Committee Director since August 2003 Shares of common stock beneficially owned by Mr. Payne: 48,800 Age: 62	Mr. Payne was elected to the board of directors in August 2003 and has served on our board since that time. Mr. Payne is currently the Chief Executive Officer of Ginkgo Residential, LLC. Ginkgo Residential was formed in July 2010 to assume all of the property management activities of Babcock & Brown Residential of which Mr. Payne was the CEO. Ginkgo Residential is primarily involved in the acquisition, management and substantial rehabilitation of middle market multi-family properties in the southern United States. Prior to joining Babcock & Brown Residential, Mr. Payne was the Chairman of BNP Residential Properties Trust, a publicly traded real estate investment trust that was acquired by Babcock & Brown Ltd, a publicly traded Australian investment bank, in 2007. Mr. Payne joined BNP Residential in 1990 as Vice President Capital Market Activities and became Executive Vice President and Chief Financial Officer in January 1993. He was named Treasurer in April 1995, a director in December 1997, and was elected Chairman in 2004. From 2007 until 2009, Mr. Payne served as a director of Meruelo Maddux Properties, a publicly traded company that focused on residential, commercial and industrial development and redevelopment in southern California. Mr. Payne is a member of the Urban Land Institute, founding chairman of ULI's Responsible Property Investing Council and is co-chairman of ULI's Climate, Land Use and Energy Group. Mr. Payne is also a member of National Multi Housing Council.

Director Qualifications: Mr. Payne has extensive knowledge and experience in real estate, finance, and the real estate financial reporting process. He has been involved in real estate and public company activities and reporting for more than 20 years. He has experience as a chairman of the board, chief financial officer, board member and chairman of the audit committee of a publicly traded company and has served in a variety of roles at various private real estate companies, including principal, chief executive officer, chairman of the board and chief executive officer.

ALAN L. TALLIS Principal, Alan L. Tallis & Associates Director since January 2013 Shares of common stock beneficially owned by Mr. Tallis: 249,586 Age: 67	Mr. Tallis has served on our board since his appointment in January 2013. Mr. Tallis is currently principal of Alan L. Tallis & Associates, a consulting firm principally engaged in serving the lodging industry. From March 2008 through February 2011, Mr. Tallis served as Executive Vice President, Asset Management for our company, and from February 2011 through January 2012, Mr. Tallis served as a consultant to our company. From June 2006 to May 2007, Mr. Tallis served as a senior advisor to Blackstone Real Estate Advisors following its acquisition of La Quinta Corporation. From July 2000 until May 2006, Mr. Tallis served in various positions with La Quinta Corporation, most recently serving as President and Chief Development Officer of LQ Management LLC and President of La Quinta Franchising LLC. Prior to joining La Quinta Corporation, Mr. Tallis held various positions with Red Roof Inns, including serving as Executive Vice President—Development and General Counsel from 1994 to 1999.

        Director Qualifications: Mr. Tallis has over 30 years of experience in the lodging industry. His diverse experience has included extensive transaction work, brand management and brand relations. In addition to his extensive experience in the lodging industry, Mr. Tallis' service with our company, first as our Executive Vice President, Asset Management and then as a consultant, allows him to bring a valuable perspective to the board.

BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

        Our business is managed through the oversight and direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with the chairman of the board of directors and chief executive officer, lead director and other officers, by reviewing materials provided to them and by participating in meetings of our board of directors and its committees.

        During the year ended December 31, 2013, our board of directors held five regular meetings and seven special meetings. All directors standing for re-election attended, in person or by telephone, at least 75 percent of all meetings of our board of directors and committees on which such director served, held during the period for which such person was a director.

Attendance at Annual Meeting of Stockholders

        In keeping with our corporate governance principles, directors are expected to attend the annual meeting of stockholders in person. All persons who were directors at our 2013 annual meeting of stockholders attended our 2013 annual meeting.

Board Member Independence

        The "Independence Tests" set forth in Section 303A.02 of the NYSE Listed Company Manual describe the requirements for a director to be deemed independent by the NYSE, including the requirement of an affirmative determination by our board of directors that the director has no material relationship with us that would impair independence. The full text of our board of director's Corporate Governance Guidelines can be found in the Investor Relations section of our website at www.ahtreit.com by clicking "INVESTOR," then "Governance Documents," and then "Corporate Governance Guidelines." In determining whether any of our director nominees has a material relationship with us that would impair independence, our board of directors reviewed both the NYSE Listed Company Manual requirements on independence as well as our own Corporate Governance Guidelines. Our Corporate Governance Guidelines provide that if any director receives more than $120,000 per year in compensation from the company, exclusive of director and committee fees, he or she will not be considered independent. Our board of directors has affirmatively determined that, with the exception of Mr. Monty Bennett, our chairman and chief executive officer, and Mr. Alan L. Tallis, a former Executive Vice President, Asset Management of our company, each nominee for director is independent of Ashford and its management under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual.

        In making the independence determinations with respect to our current directors, our board of directors examined relationships between each of our directors or their affiliates and Ashford or its affiliates, including those reported below under the heading "Certain Relationships and Related Party Transactions" on page 48 of this proxy statement and two additional transactions that did not rise to the level of a reportable related party transaction but were taken into consideration by our board of directors in making independence determinations. The additional transactions reviewed by our board of directors both involved Dr. Ansell. Dr. Ansell is founder, director and chairman of the board of the UCLA Executive Health Program, which is part of the UCLA Medical Center; Regents of the University of California. The Regents of the University of California have received payments totaling $18,227 from us for medical services provided to officers of the company from 2011 through 2013, which included payments of $2,577, $12,947 and $2,703 in 2011, 2012 and 2013, respectively. Additionally, Dr. Ansell holds a 5.6% limited partnership interest in Seguin Land Investments, LP, a limited partnership in which both Mr. Archie Bennett, Jr. and Mr. Monty Bennett are also limited partners and Mr. Archie Bennett, Jr. owns 100% of the equity interest in the general partner. Our board of directors determined that none of these transactions impaired the independence of the directors involved. As a result of such analysis and independence determinations, our board of directors is comprised of a majority of independent directors, as required in Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies the independence tests set forth in the NYSE Listed Company Manual.

Board Committees and Meetings

        Historically, the standing committees of our board of directors have been the audit committee, the compensation committee and the nominating/corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found in the Investor section of our website at www.ahtreit.com by clicking "INVESTOR" and then "Governance Documents." The committee members who currently serve on each active committee and a description of the principal responsibilities of each such committee follows:

	Audit	Compensation	Nominating/ Corporate Governance
Benjamin J. Ansell, M.D.		Chair	X
Monty J. Bennett
Thomas E. Callahan	Chair	X
Martin L. Edelman			Chair
Kamal Jafarnia	X	X	X
Philip S. Payne	X
Allan L. Tallis

        The audit committee is, and at all times during 2013 was, composed entirely of independent directors. From January 1, 2013 until November 19, 2013, the audit committee was composed of three independent directors: Messrs. Callahan and Payne, as well as Mr. W. Michael Murphy, who resigned from his position as a director of the company effective November 19, 2013, upon the spin-off of Ashford Hospitality Prime, Inc., a publicly-listed real estate investment trust ("Ashford Prime"). At that time, Mr. Jafarnia was appointed to replace Mr. Murphy on the audit committee. The audit committee met eight times during 2013. This committee's purpose is to provide assistance to our board of directors in fulfilling their oversight responsibilities relating to:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of our internal audit function and independent auditors.

        Our board of directors has determined that each of Messrs. Callahan and Payne are "audit committee financial experts," as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act') and that Mr. Jafarnia is financially literate.

        The compensation committee is, and at all times during 2013 was, composed of three independent directors. The compensation committee met three times during 2013. This committee's purpose is to:

  •
  discharge responsibilities of the board of directors relating to compensation of our executives;

  •
  review and discuss with management the Compensation Discussion & Analysis and recommend to the board of directors its inclusion in our proxy statement or annual report on Form 10-K;

  •
  produce an annual report on executive compensation for inclusion in our proxy statement; and

  •
  oversee and advise the board of directors on the adoption of policies that govern our compensation programs, including stock and benefit plans.

        The nominating/corporate governance committee is, and at all times during 2013 was, composed of three independent directors. The committee met five times during 2013. This committee's purpose is to:

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  identify individuals qualified to become members of our board of directors;

  •
  recommend that our board of directors select the director nominees for the next annual meeting of stockholders;

  •
  identify and recommend candidates to fill vacancies occurring between annual stockholder meetings; and

  •
  develop and implement our Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

        During 2013, Dr. Ansell and Messrs. Callahan and Jafarnia served on our compensation committee. No member of the compensation committee was at any time during 2013 or at any other time an officer or employee of the company. No executive officer of the company has served on the board of directors or compensation committee of any other entity that has had one or more executive officers who served as a member of our board of directors or the compensation committee during 2013.

        No member of the compensation committee had any relationship with the company requiring disclosure as a related-party transaction in the section "Certain Relationships and Related Party Transactions" of this proxy statement.

Board Member Compensation

        The table below reflects the compensation we paid to each of our non-employee directors for serving on our board of directors for the fiscal year ended December 31, 2013. Our chief executive officer, who is also the chairman of our board, did not receive additional compensation for his service as a director.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)		All Other Compensation	Total
Benjamin J. Ansell, M.D.	$96,592	71,775			168,367
Thomas E. Callahan	101,500	72,050			173,550
Martin L. Edelman	78,000	71,775			149,775
Kamal Jafarnia	74,334	93,336	(3)		167,670
W. Michael Murphy(2)	115,397	71,775			187,172
Philip S. Payne	95,000	72,050			167,050
Allan L. Tallis	68,986	93,611	(3)		162,597
Archie Bennett, Jr.(4)	20,415	1,756,500		678,755	2,455,669

(1)
Each independent director was granted 5,500 stock awards in 2013. Dr. Ansell and Messrs. Edelman, Jafarnia and Murphy each elected to receive LTIPs in our operating partnership instead of shares of our common stock, which required a $0.05 per share capital contribution to our operating partnership.

(2)
Mr. Murphy resigned as a director of the company effective as of November 19, 2013.

(3)
Messrs. Jafarnia and Tallis each received a grant of 1,835 shares of our common stock upon their appointment to our board in January 2013.

(4)
Mr. Archie Bennett resigned as director of the company effective as of January 18, 2013. The amount paid to him identified as "All Other Compensation" includes amounts paid after his resignation pursuant to his chairman emeritus agreement.

        The current compensation of our non-employee directors consists of the following elements:

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  an annual board retainer of $55,000 for all non-employee directors;

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  an additional annual board retainer of $50,000 for the lead director;

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  an additional annual board retainer of $25,000 for the chairman of our audit committee;

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  an additional annual board retainer of $5,000 for each member of our audit committee other than the chairman;

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  an additional annual board retainer of $15,000 for the chairman of our compensation committee;

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  an additional annual board retainer of $10,000 for the chairman of our nominating/corporate governance committee;

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  an annual grant to each non-management director of 5,500 immediately vested equity shares, in the form of shares of our common stock or long-term incentive partnership units in our operating partnership ("LTIPS"), at the election of each director;

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  a meeting fee of $2,000 for each in-person board meeting attended by an non-management director;

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  a meeting fee of $2,000 for each in-person committee meeting attended by an independent director who did not serve as the chairman of such committee;

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  a meeting fee of $3,000 for each in-person committee meeting attended by an independent director who serves as the chairman of such committee; and

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  a meeting fee of $500 for each board or committee meeting attended by a director via teleconference.

        We have historically reimbursed and will continue to reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

        Our board has also approved an equity compensation policy for our non-employee directors pursuant to which, following each annual meeting of stockholders at which a non-employee director is reelected to our board of directors, each such non-employee director will receive 5,500 equity grants. These grants will be fully vested immediately. In accordance with this policy, we granted 5,500 shares of fully vested common stock or LTIPs to each of our non-employee directors in May 2013.

        When the board combined the role of chairman and chief executive officer in January 2013, we entered into a chairman emeritus agreement with our former chairman, Mr. Archie Bennett, Jr., pursuant to which he currently serves in the advisory, non-executive position of Chairman Emeritus. Mr. Archie Bennett, Jr. is not a voting member of our board nor is he an executive officer of the Company. In recognition for his past service to the company and in consideration for his continued service as Chairman Emeritus, we agreed to continue to pay him a lifetime stipend of $700,000 per year. Mr. Archie Bennett, Jr. remains eligible for all benefits that were previously available to him when he served as our chairman, including continued eligibility for equity grants, medical, dental, vision, pension, 401(k), accident, disability and life insurance as well as reimbursement for reasonable expenses incurred by him in connection with his service to the company.

 CORPORATE GOVERNANCE PRINCIPLES

        The board is committed to good corporate governance practices that promote the long-term interest of shareholders. The board regularly reviews developments in corporate governance and updates the company's policies and guidelines as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the New York Stock Exchange (the "NYSE") and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of our board of directors, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.ahtreit.com by clicking "INVESTOR" and then "Governance Documents."

        Each director should perform, to the best of his ability, the duties of a director, including the duties as a member of a committee of our board of directors in good faith, in our best interests and the best interests of our stockholders, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors are expected to attend all meetings of our board of directors and meetings of committees on which they serve. Directors are also expected to attend the annual meeting of our stockholders.

        Our nominating/corporate governance committee is responsible for seeking, considering and recommending to the board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the nominating/corporate governance committee's selection criteria for director nominees. Before recommending an incumbent, replacement or additional director, our nominating/corporate governance committee reviews his or her qualifications, including personal and professional integrity, capability, judgment, availability to serve, conflicts of interest, ability to act on behalf of stockholders and other relevant factors. While the committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The committee reviews and makes recommendations on matters involving general operation of the board of directors and our corporate governance, and, at least annually, it recommends to the board of directors nominees for each committee of the board. In addition, our nominating/corporate governance committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and reports thereon to the board. Our nominating/corporate governance committee has the sole authority to retain and terminate any search firm to be used to identify director candidates. Stockholders wishing to recommend director candidates for consideration by the committee can do so by following the procedures set forth below in the "Stockholder Procedures for Recommending Candidates for Director" section of this proxy statement. The nominating/corporate governance committee evaluates a candidate using the criteria set forth above without regard to who nominated the candidate and will consider candidates recommended by stockholders provided that stockholders follow the procedure for submitting recommendations.

        Our board of directors does not prohibit its members from serving on boards and/or committees of other organizations, and our board of directors has not adopted guidelines limiting such activities. The nominating/corporate governance committee and our board of directors will take into account the nature of, and time involved in, a director's service on other boards when evaluating the suitability of individual directors and when making its recommendations for inclusion in the slate of directors to be submitted to stockholders for election at the annual meeting of our stockholders.

        In February 2014, our board of directors amended the corporate governance guidelines to, among other things, require incumbent directors to tender a resignation if they are not re-elected with at least a majority of the votes cast. Specifically, if, in any election of directors that is not a contested election, an incumbent director does not receive a majority of the votes cast, such incumbent director must promptly tender his or her resignation as a director, for consideration by the nominating/corporate governance committee of the Board and ultimate decision by our board of directors. The nominating/corporate governance committee will consider any such tendered resignation and will make a recommendation to our board of directors as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the nominating/corporate governance committee or the Board regarding such tendered resignation. Within 90 days following the certification of the stockholder vote, our board of directors will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation.

        Additionally, upon attaining the age of 70 and annually thereafter, as well as when a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the board, a director will tender a letter of proposed retirement or resignation, as applicable, from our board of directors to the chairperson of our nominating/corporate governance committee. Our nominating/corporate governance committee will review the director's continuation on our board of directors, and recommend to the board whether, in light of all the circumstances, our board should accept such proposed resignation or request that the director continue to serve.

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Recommending Candidates for Director

        Stockholders who wish to recommend individuals for consideration by the nominating/corporate governance committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our secretary at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. For the committee to consider a candidate, submissions must include all information related to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for election of the proposed nominee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, together with all other information concerning the proposed nominee, the stockholder recommending such nominee and any associated persons, as required by our bylaws. The secretary will, in turn, deliver any stockholder recommendations for director candidates prepared in accordance with our bylaws to our nominating/corporate governance committee. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the board of directors and to serve if elected by the stockholders. Once a complete recommendation is received by our nominating/corporate governance committee, a questionnaire will be delivered to the recommended candidate, which will request additional information regarding the recommended candidate's independence, qualifications and other information that would assist our nominating/corporate governance committee in evaluating the recommended candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. The recommended candidate must return the questionnaire within the timeframe provided to be considered for nomination by our nominating/corporate governance committee. Only recommendations received on or after December 15, 2014, but no later than January 14, 2015, will be considered for candidacy at the 2015 annual meeting of stockholders.

Stockholder and Interested Party Communication with our Board of Directors

        Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o David A. Brooks, Corporate Secretary, Ashford Hospitality Trust, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholders' and other interested parties' letters are screened by company personnel based on criteria established and maintained by our nominating/corporate governance committee, which includes filtering out improper or irrelevant topics such as solicitations.

Meetings of Non-Management Directors

        Our board of directors must have at least two regularly scheduled meetings per year for the non-management directors without management present. In 2013, the non-management directors met two times. At the non-management directors' meetings, the non-management directors review strategic issues for our board of directors' consideration, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. From January 2013 until his resignation from our board of directors effective November 19, 2013, Mr. Murphy was the lead director for the board of directors, and on December 10, 2013, Dr. Ansell was appointed lead director by the board of directors. The lead director presides at all meetings of the non-management directors and is responsible for advising the chief executive officer of decisions reached and suggestions made at these meetings. The lead director has the following duties and responsibilities:

  •
  presides at all meetings of the board at which the chairman is not present and all executive sessions of the independent or non-management directors;

  •
  advises the chairman and chief executive officer of decisions reached and suggestions made at meetings of independent directors/non-management directors;

  •
  serves as liaison between the chairman and the independent directors;

  •
  approves information sent to the board;

  •
  approves meeting agendas for the board;

  •
  approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  has the authority to call meetings of the independent directors; and

  •
  if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

        Stockholders may communicate with the lead director or non-management directors as a group by utilizing the communication process identified in the "Stockholder and Interested Party Communication with our Board of Directors" section of this proxy statement. If non-management directors include a director that is not an independent director, then at least one of the scheduled meetings per year will include only independent directors.

Director Orientation and Continuing Education

        Our board of directors and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. Our board of directors also recognizes the importance of continuing education for directors and is committed to providing education opportunities in order to improve both our board of directors and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

Board Leadership Structure and Role in Risk Oversight

        Our board of directors has the flexibility to determine the appropriate leadership structure for our company. In making decisions related to our leadership structure, specifically when determining whether to have a joint chief executive officer and chairman or to separate these offices, the board considers many factors, including the specific needs of the company in light of its current strategic initiatives and the best interest of stockholders. In January 2013, Mr. Archie Bennett, Jr. retired from his position as chairman of the board, and our board of directors determined that Mr. Monty Bennett was the best candidate to fill the role of chairman of the board as well as continue to serve as our chief executive officer. In making the determination to combine the role of chairman and chief executive officer, the board took into consideration the company's strategic initiatives, Mr. Monty Bennett's expertise in the hospitality industry, which he has developed over the last 20 years, and the company's superior performance, as evidenced by total stockholder return, during Mr. Monty Bennett's tenure as chief executive officer.

        The combined role of chairman and chief executive officer is both counterbalanced and enhanced by an independent director serving as the lead director, strong and active independent directors comprising more than two-thirds of our board, our fully-independent committees and our corporate governance policies. Our board believes that combining the roles of chairman and chief executive officer is beneficial because it allows a single person to provide clear and unambiguous leadership and serve as an effective and efficient bridge between the board and management.

        The board has recognized the potential conflicts of interest that could arise by having the same person serve as chairman of the board and chief executive officer and has taken the additional steps necessary to strengthen the board leadership structure by amending the corporate governance guidelines in 2013 to, among other things, provide the lead director with the specific duties and responsibilities outlined above. To further minimize the potential for future conflicts of interests the board must maintain a two-thirds majority of independent directors at all times and must also comply with each of the following existing policies to mitigate potential conflicts of interest:

  •
  Our board of directors must hold at least two regularly scheduled meetings per year for the non-management directors, at least one of which must include only independent directors. At these meetings, the independent/non-management directors review strategic issues for consideration by the full board of directors, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. These meetings also serve as the forum for the annual evaluation of the performance of the chief executive officer, the annual review of the chief executive officer's plan for management succession and the annual evaluation of the performance of the board. Effective in January 2013, the board appointed Mr. Murphy as lead director, and when he resigned in November 2013, the board replaced him with Dr. Ansell, who currently presides at the meetings of non-management directors.

  •
  Our charter contains a requirement that any transaction or agreement involving us, our wholly-owned subsidiaries or our operating partnership and a director or officer or an affiliate of any director or officer will require the approval of a majority of the disinterested directors.

  •
  Our board adopted a policy at the time of our initial public offering that requires all approvals, consents, waivers, enforcement actions and decisions related to the management agreement with Remington Lodging & Hospitality, LLC be approved by a majority of the independent directors.

        Our charter provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent board that provides balance to the chief executive officer and chairman positions and ensures independent director input and control over matters involving potential conflicts of interest.

        The board believes the current leadership structure of the company with Mr. Bennett serving as both chief executive officer and chairman provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

Board Oversight of Risk

        Ultimately, the full board of directors has responsibility for risk oversight, but our committees help oversee risk in areas over which they have responsibility. The board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the company's business strategy. Our board of directors receives regular updates related to various risks for both our company and our industry. The audit committee receives and discusses reports regularly from members of management who are involved in the risk assessment and risk management functions on a daily basis and reports its analysis to the full board on a quarterly basis.

Compensation Risk

        The compensation committee annually reviews, with the assistance of the chief executive officer, the overall structure of the company's compensation program and policies to ensure they are consistent with effective management of enterprise key risks and that they do not encourage executives to take unnecessary or excessive risks that could threaten the value of the enterprise. With respect to the compensation programs and policies that apply to our named executive officers, this review includes:

  •
  analysis of how different elements of compensation may increase or mitigate risk-taking;

  •
  analysis of performance metrics that serve as the basis for short-term and long-term incentive programs and the relation of such incentives to the company's business objectives or the objectives related to a particular investment;

  •
  analysis of whether the performance measurement periods for short-term and long-term incentive compensation are appropriate;

  •
  analysis of the overall structure of compensation programs as related to business risks; and

  •
  an annual review of the named executive officers' share ownership levels and retention practices. The compensation committee believes that management's significant stock ownership levels help minimize the likelihood of unnecessary or excessive risk-taking.

        Based on this review, we believe the company's well-balanced mix of salary and short-term and long-term incentives is appropriate and consistent with the company's risk management practices and overall strategies. We have also reviewed incentive plans generally available to all employees and have concluded that such plans do not encourage employees to take unnecessary or excessive risks that could threaten the value of the enterprise. Furthermore, the compensation committee has full discretion to evaluate the company's performance in the context of quantitative and qualitative risk management objectives and determine or reduce incentive awards accordingly.

EXECUTIVE OFFICERS

        The following table shows the names and ages of each of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

	Age	Title
Monty J. Bennett	48	Chief Executive Officer
Douglas A. Kessler	53	President
David A. Brooks	54	Chief Operating Officer, General Counsel and Secretary
David J. Kimichik	53	Chief Financial Officer and Treasurer
Jeremy Welter	37	Executive Vice President, Asset Management
Mark L. Nunneley	56	Chief Accounting Officer

        For a description of the business experience of Mr. Monty Bennett, see the "Election of Directors" section of this proxy statement.

        Mr. Kessler has served as our President since January 2009 and served on our board of directors from January 2013 until November 2013. He also currently serves as the President and a director of Ashford Prime. Prior to being appointed President of our company, Mr. Kessler served as our Chief Operating Officer and Head of Acquisitions beginning in May 2003. Mr. Kessler has spearheaded numerous key initiatives while at Ashford Trust and has been responsible for several billion dollars of capital transactions along with the growth of the company's asset base to in excess of $4 billion. From July 2002 until August 2003, Mr. Kessler served as the managing director/chief investment officer of Remington Hotel Corporation. Prior to joining Remington Hotel Corporation, Mr. Kessler was employed by Goldman Sachs' Whitehall Real Estate Funds from 1993 to 2002, where he assisted in the management of more than $11 billion of real estate (including $6 billion of hospitality investments) involving over 20 operating partner platforms worldwide. During his nine years at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital. Mr. Kessler has diverse real estate experience totaling nearly 30 years and is a member of Urban Land Institute's Hotel Council and is a frequent speaker and panelist at lodging industry conferences including International Hotel Investment Forum,

Americas Lodging Investment Summit and the NYU Lodging Conference. Mr. Kessler has a Master's degree in Business Administration and a Bachelor of Arts degree from Stanford University.

        Mr. Brooks has served as our Chief Operating Officer, General Counsel and Secretary since January 2009. He also currently serves as the Chief Operating Officer, General Counsel and Secretary of Ashford Prime. Prior to assuming his current role with the company, Mr. Brooks served as our Chief Legal Officer, Head of Transactions and Secretary from August 2003 to January 2009. Prior to that, he served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial Corporation from January 1992 until August 2003, where he co-led the formation of numerous investment partnerships, negotiated and closed approximately $1 billion in asset acquisitions and asset managed nearly $750 million dollars in non-performing hospitality loans. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay. Mr. Brooks earned his Bachelor of Business Administration in Accounting from the University of North Texas in 1981, his Juris Doctor from the University of Houston Law Center in 1984 and became licensed as a CPA in the State of Texas in 1984 (currently non-practicing status).

        Mr. Kimichik has served as our Chief Financial Officer since May 2003. He also currently serves as the Chief Financial Officer and Treasurer of Ashford Prime. In addition to his duties as Chief Financial Officer, he has held the position of Director of Asset Management, where he was responsible for leading a team of asset managers in the daily supervision of our hotels and our annual capital improvement activities. Mr. Kimichik has been associated with the principals of our company and its predecessor for the past 30 years and was President of Ashford Financial Corporation, an affiliate of ours, from 1992 until August 2003. Mr. Kimichik previously served as Executive Vice President of Mariner Hotel Corporation, in which capacity he administered all corporate activities, including business development, financial management and operations. Mariner Hotel Corporation was a hotel developer and owner, and at one time was Marriott Corporation's largest franchisee. Mr. Kimichik holds a Bachelor of Science degree from the School of Hotel Administration at Cornell University

        Mr. Welter has been employed by the company since January 2011 and has served as our Executive Vice President, Asset Management since March 2011, overseeing a $4 billion portfolio of 122 hotels. He also currently serves as the Executive Vice President, Asset Management of Ashford Prime. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as chief financial officer. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions, public and private equity and debt, capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens, Mr. Welter was part of Bank of America's Global Corporate Investment Banking group. Mr. Welter is a speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference. Mr. Welter earned his Bachelor of Science in Business Administration in Economics from Oklahoma State University, where he served as student body president and graduated summa cum laude.

        Mr. Nunneley has served as our Chief Accounting Officer since May 2003. He also currently serves as the Chief Accounting Officer of Ashford Prime. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. Mr. Nunneley is a certified public accountant (CPA) in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of AICPAs. Mr. Nunneley holds a Bachelor of Science degree in Business Administration from Pepperdine University and a Master of Science in Accounting from the University of Houston.

 SIGNIFICANT EMPLOYEES

        The following employees are not executive officers but do make significant contributions to our business:

        Deric S. Eubanks has served as our Senior Vice President-Finance since September 2011. He also currently serves as Senior Vice President-Finance for Ashford Prime. Mr. Eubanks is responsible for assisting our Chief Executive Officer and Chief Financial Officer with all corporate finance and financial reporting initiatives and capital market activities including equity raises, debt financings and loan modifications. He also oversees Investor Relations and is responsible for overseeing and executing our hedging strategies. Prior to his role as Senior Vice President-Finance, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities. Mr. Eubanks has been with us since our initial public offering in August of 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conference and industry round tables. Before joining our company, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries. Mr. Eubanks earned a BBA from Sothern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

        J. Robison Hays III has served as our Senior Vice President-Corporate Finance and Strategy since 2010 and has been with our company since 2005. He also serves as the Senior Vice President-Corporate Finance and Strategy for Ashford Prime. Mr. Hays is responsible for the formation and execution of our strategic initiatives, working closely with our Chief Executive Officer. He also oversees all financial analysis as it relates to the corporate model, including acquisitions, divestitures, refinancings, hedging, capital market transactions and major capital outlays. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of our investor relations group. Mr. Hays has been a frequent speaker at industry and Wall Street investor conferences. Prior to joining our company, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

COMPENSATION DISCUSSION & ANALYSIS

        The following discussion and analysis of compensation arrangements of our named executive officers (including our chief executive officer, chief financial officer, and the three other most highly compensated executive officers appearing in the Summary Compensation Table) in 2013 should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.

Business Strategy

        We are a self-administered real estate investment trust listed on the NYSE (symbol: AHT) that invests in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States. We implement multiple strategies to create stockholder value as measured by total shareholder returns, including stock price appreciation and dividends. The three key strategies involve: (i) investment growth; (ii) portfolio management; and (iii) platform creation.

        To maximize shareholder returns from investment growth, we seek to acquire or invest in assets that meet strategic investment goals and that provide long term shareholder accretion. Our investment growth is based upon meeting targeted returns, utilizing market research, carefully underwriting, and evaluating the transaction's overall contribution to the existing portfolio. Each investment is evaluated on its relative expected contribution to our hotel portfolio in terms of total return, volatility, financeability, product type or brand, asset quality, location, and diversification. To maintain investment focus, we target hotel assets with revenue per available room, or "RevPAR," of less than two-times the U.S. national average. We will consider direct investments as well as joint ventures. By location, the investment profile includes hotels in primary, secondary and tertiary markets. Asset classes include most of the major branded full and select service hotels along with independent hotels. In addition to direct hotel ownership, we may invest in hotel debt as well as securities. Additionally, we receive a fee based income stream from the services provided by our subsidiary, Ashford Hospitality Advisors LLC ("Ashford Advisor"). We have filed a registration statement with the SEC to spin-off the business of Ashford Advisor via a taxable pro rata distribution of a newly formed subsidiary, Ashford Inc.

        Our portfolio management efforts seek to maximize shareholder returns, while minimizing risk. Through pro-active asset management, we seek to enhance value at the property level with a focus on revenue strategies, expense controls, asset positioning, and capital expenditures. Our goal is to maximize growth from internal asset performance. Moreover, the dynamic portfolio management strategies implement finance and capital recycling initiatives that monitor and optimize our capital structure. We sell assets and redeploy capital based upon opportunities. In addition, our finance strategy generally follows a non-recourse debt approach that seeks to utilize high property level debt in conjunction with high corporate cash liquidity.

        The platform creation strategy incubates potential stand alone companies. The goal is to determine the viability of stand alone businesses where the combined value of the separate businesses exceeds that of maintaining the operations as a part of the whole company. The goal is to provide shareholders with alternative investments in different lodging related asset classes with alternative costs of capital, return and risk profiles. The spin-off of Ashford Prime and Ashford Inc. are examples of our platform creation strategy.

        The combination of our investment, asset management, and platform strategies seek to maximize long term shareholder returns throughout all lodging cycles while also reducing performance risk.

Company Performance and 2013 Pay Decisions

        During 2013, the company had a strong financial performance, and management substantially met or exceeded the 2013 business objectives set by the board. In evaluating performance for 2013, the compensation committee considered both our results and those of Ashford Prime, recognizing that the spinoff occurred late in the year and that the executives of our company remain accountable for the results of Ashford Prime through the advisory agreement (the "Advisory Agreement") with Ashford Hospitality Advisors LLC, our subsidiary. The following are highlights of the company's outstanding performance in 2013:

  •
  We achieved AFFO per share of $1.24 in 2013, which exceeded our budget;

  •
  We achieved one-year TSR (total stockholder return, including stock appreciation and dividend reinvestment) of 22.7%; three-year TSR of 46.5%; and five-year TSR of 1,129.7%;

  •
  We achieved EBITDA flows of 54.8% for our properties and 39.6% for the Ashford Prime properties as compared to a peer average of 37.4%.

        Our 2013 results continue to build on multi-year strategies that successfully brought the company through a severe and sustained industry downturn. As the lodging industry has gained momentum during the economic recovery, the company is well-positioned for continued growth due to the ability of our management team to anticipate and capitalize on market shifts. Over the past several years, highlights of the company's superior performance include:

  •
  We created over $600 million of stockholder value via our interest rate swap, preferred stock buy-backs, common stock buy-backs and flooridor strategies;

  •
  We have the best overall operating performance of all hotel REITs over the past seven years when combining RevPAR growth, EBITDA margin change, EBITDA percentage change, and EBITDA flows ;

  •
  Our dividend coverage was an exceptional 2.6 times for 2013, and

  •
  We outperformed our hotel REIT peer average in total stockholder returns on a trailing 2-, 3-, 4-, 5-, 6-, 7-, 8-, 9- and 10-year basis.

        In addition, during 2013, we completed the spin-off of Ashford Prime, creating two focused companies with more tailored capital structures and the potential for greater overall market value for shareholders. We also recently announced the contemplated spin-off of our asset-management business through a taxable pro rata distribution of common stock of our subsidiary, Ashford Inc.

        Based on a review of the significant achievements noted above and additional discussion, the compensation committee determined that all objectives were substantially met or exceeded, especially those related to relative TSR performance and EBITDA margins as shown in the charts below:

        Our compensation philosophy is to make all pay decisions following the end of our fiscal year based on the performance of the prior year and over the longer term. As a result, equity based awards reflected in our summary compensation table reflect compensation for prior year performance. Throughout this Compensation Discussion & Analysis section, we provide a discussion of pay decisions made in early 2014 as they reflect 2013 performance. In the Compensation Discussion & Analysis section of our proxy statement for the 2013 annual meeting of our stockholders, which was filed with the SEC on April 12, 2013, we provided a discussion of pay decisions made in early 2013 as they reflected 2012 performance.

        Given Ashford's performance, together with consideration given to the increase in total shareholder return during 2013, the following compensation decisions were made with respect to 2013 (each of which is discussed in detail under the heading "Elements of Compensation" below):

  •
  Based on the company's outstanding financial and strategic performance, the annual cash bonuses paid for 2013 were earned at 100% of the maximum, or about 13% higher than those paid with respect to 2012 except with respect to Mr. Welter, as discussed below; and

  •
  The total value of equity awards granted in 2013 (with respect to 2012 performance) were increased from the 2012 equity award grants (with respect to 2011 performance), although with a different distribution between executives as discussed below.

        These decisions underscore the committee's philosophy of aligning the pay of our executives with our performance. One indicator of our strong pay-for performance alignment is that our chief executive officer's total compensation demonstrates a sustained alignment with shareholders as shown in the following chart:

        Total compensation for each year in the chart above reflects base salary for that year, annual bonus earned for that year (but paid in the following year) and long-term incentive value earned for that year (but paid in the following year). The most recent three-year detail (2011-2013) of total compensation for the named executive officers is detailed in the "Actual Compensation" section below. Indexed TSR represents the value of $100 invested in the company at the end of the first year shown and each following year, including reinvestment of dividends. This table aligns the pay awarded with the performance year for which compensation was earned, rather than the year paid, and therefore the table does not align with the Summary Compensation Table.

        While the 2013 total compensation amount presented in the Summary Compensation Table includes equity awards made in 2013, as required by the SEC's rules and regulations, the compensation committee considers actual total compensation for 2013 for each executive to be the aggregate of such executive's 2013 base salary, annual bonus (corresponding to 2013 performance) and the grant date value of 2014 incentive equity awards (corresponding to 2013 performance). Using this approach, the total actual compensation for each of the named executive officers serving at the end of 2013, for the three years ended December 31, 2013, as analyzed by the compensation committee is as follows:

Name and Principal Position	Year	Salary	Bonus	Equity Based Awards(1)	Actual Total Compensation
Monty J. Bennett	2013	$800,000	$1,600,000	$3,981,934	$6,381,934
Chief Executive Officer	2012	700,000	1,400,000	1,756,500	3,856,500
	2011	700,000	1,190,000	2,378,750	4,268,750
David J. Kimichik	2013	$425,000	$382,500	$1,194,579	$2,002,079
Chief Financial Officer	2012	375,000	337,500	1,756,500	2,469,000
	2011	375,000	286,875	1,167,750	1,829,625
Douglas A. Kessler	2013	$625,000	$937,500	$2,199,996	$3,762,496
President	2012	550,000	825,000	2,927,500	4,302,500
	2011	550,000	701,250	1,859,750	3,111,000
David A. Brooks	2013	$475,000	$593,750	$1,791,874	$2,860,624
Chief Operating Officer	2012	425,000	531,250	2,576,200	3,532,450
	2011	425,000	451,563	1,643,500	2,520,063
Jeremy Welter(2)	2013	$425,000	$0	$0	$425,000
Executive Vice President, Asset	2012	350,000	315,000	1,756,500	2,421,500
Management

(1)
Represents the grant date fair value of equity awards that correspond to performance for the year indicated, some or all of which may have been granted after the end of the related fiscal year.

(2)
Mr. Welter joined Ashford during 2011, and 2012 was the first full year he was a named executive officer. His pay history for the partial year 2011 is not included as it would not provide a valid comparative measure.

        In 2013, the compensation committee, in consultation with our chief executive officer, felt that the performance of Mr. Welter was not fully determinable due to certain initiatives implemented in 2013, the result of which are not yet measurable. Accordingly, the compensation committee has deferred a final decision on Mr. Welter's 2013 performance bonus and 2013 equity based award at this time, subject to further review and consideration by our chief executive officer. If a bonus or equity based award with respect to 2013 performance is granted to Mr. Welter, we will file a current report on Form 8-K and disclose the amount of the bonus or equity compensation, as applicable, along with a new total compensation figure for 2013.

Say on Pay

        In 2013, shareholders were presented with an advisory vote to approve executive compensation which was approved by approximately 87% of the votes cast on the proposal. These results continue to demonstrate shareholder support for Ashford's overall executive compensation objectives and decisions. The compensation committee takes into account the outcome of our annual say-on-pay vote when considering future executive compensation arrangements and potential changes to the executive compensation program. No changes were made in 2013 in response to the Say on Pay vote.

Corporate Governance

        The committee also believes that solid corporate governance should be reinforced through our compensation programs. The following policies support that position:

  •
  In 2012, we adopted a new compensation clawback policy to recover incentives paid following a material restatement of our financial results in circumstances where our executives were deemed responsible for such restatement.

  •
  In 2012, we also reviewed and revised our compensation peer group for collecting data on competitive compensation practices to more appropriately reflect our size and scope to be used in future compensation decisions.

  •
  In 2011, we amended our executives' employment agreements to eliminate any requirement or obligation of the company to provide a gross-up payment to cover excise tax imposed on the applicable executive pursuant to Section 4999 of the Internal Revenue Code of 1986 or to reimburse the executive if any such tax is imposed.

  •
  We seek to balance our compensation program, with the majority of our executive compensation opportunity focused on long-term results and equity-based awards.

  •
  We generally offer our executive officers the same benefits as other employees and have a very limited perquisite program.

  •
  We do not maintain SERPs or other forms of extraordinary retirement programs for our executives.

  •
  We have adopted formal stock ownership guidelines for our non-employee directors (common stock in excess of three times annual board cash retainer), our chief executive officer (common stock in excess of six times base salary), our president (common stock in excess of four times base salary) and our other executive officers (common stock in excess of three times base salary).

  •
  We maintain a policy that prohibits our directors and employees, including our executive officers, from holding company securities in a margin account or pledging company securities as collateral for a loan without the prior approval of our general counsel. Our policy also prohibits our directors and employees, including our executive officers, from engaging in any short-term, speculative securities transactions involving company securities,.

  •
  The compensation committee engages an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

  •
  We have implemented a strong risk management program, which includes our compensation committee's oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

Compensation Objectives & Philosophy

        We believe that the compensation paid to our executive officers should be reflective of the overall performance of our company on both a short-term and a long-term basis. The cumulative compensation packages we offer should reward past successes as well as motivate and retain the executives needed to maximize the creation of long-term stockholder value in a competitive environment. Most of our management team has been working together for almost twenty years, and the company believes that the synergies among the management team, along with their cumulative knowledge and breadth of experience, were key factors in the company's growth since its inception.

        The compensation committee believes that the uniqueness of our business, our strategic direction and the required caliber of employees needed to execute our business strategy at different points in the cycle require that each element of compensation be determined giving due consideration to each of the following factors:

  •
  overall company performance;

  •
  responsibilities within our company;

  •
  contributions toward executing our business strategy;

  •
  completion of individual business objectives;

  •
  a balanced approach to risk and reward; and

  •
  competitive market information, as available.

        Our compensation committee believes that each of the above factors is important when determining our executives' individual compensation levels, but no specific weighting or formula regarding such factors is used in determining compensation. The compensation committee also considers the company's philosophy of prudently managing investment and enterprise risk in determining the appropriate balance of performance measures and the mix of compensation elements.

Role of the Compensation Committee

        Compensation for our executive officers is administered under the direction of our compensation committee. In its role as the administrator of our compensation programs, our compensation committee recommends the compensation of our named executive officers to the board, on the basis of recommendations of the chief executive officer, with the independent members of the board ultimately approving all executive compensation decisions. A full description of the compensation committee's roles and responsibilities can be found in its charter which is posted to our website at www.ahtreit.com.

        Our compensation committee has the authority to retain independent advisors to assist the committee in fulfilling its responsibilities. During 2013 and early 2014, our compensation committee retained the services of Semler Brossy Consulting Group ("Semler Brossy"), an independent compensation consulting firm, to support its decision-making on executive pay practices. Semler Brossy completed an independent review of our compensation practices and programs in early 2013 and recommended the changes discussed above. In addition, Semler Brossy provided advice and guidance with respect to the early 2013 compensation decisions based on 2012 performance and the early 2014 compensation decisions based on 2013 performance. This included providing an assessment of competitive pay practices in the hospitality and REIT industries as described in more detail below. Semler Brossy has not performed any services other than executive and director compensation services for the company and performed its services only on behalf of, and at the direction of, the compensation committee. Our compensation committee has reviewed the independence of Semler Brossy in light of new SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Semler Brossy is independent from the company and has no conflicts of interest relating to its engagement by our compensation committee.

Interaction with Management

        Our compensation committee regularly meets in executive sessions without management present. Executives generally are not present during compensation committee meetings, except, when requested, our chief executive officer does attend all or part of certain compensation committee meetings. Our chief executive officer, considering each of the performance factors outlined above under "Overview—Company Performance and 2013 Pay Decisions," annually reviews the compensation for each named executive officer and makes recommendations to our compensation committee regarding any proposed adjustments. Recommendations, if any, for interim modifications to salaries are also based on the factors outlined above and are made by the chief executive officer to the compensation committee. Final compensation decisions are ultimately made in the sole discretion of the compensation committee and approved by the independent directors of the board.

Review of Market Data for Peer Companies

        Compensation levels for our named executive officers are determined based on a number of factors, including a periodic review of the compensation levels in the marketplace for similar positions. In 2013, we, with the assistance of our compensation consultant, undertook such a review of competitive salaries, and in 2014 we reviewed total compensation compared to market. These reviews supported our decision to increase base salaries in 2013.

        Competitive pay data is used for reference only to gauge the marketplace for executive compensation in our industry. The compensation committee does not establish a specific target percentile of market for our executives and generally seeks to provide the compensation levels needed to retain our exceptional executive team and reward appropriately for performance.

        The specific peers used to assess competitive pay practices include other hospitality REITs. In addition, on the advice of Semler Brossy, we also compare our compensation to a broader selection of retail, diversified, and office REITs, in recognition of the fact that we have historically been one of the largest hospitality REITs, and this broader market assessment helps to assess other companies of our size.

        The hospitality REITs included in our assessment of competitive pay practices include:

Chatham Lodging Trust	Pebblebrook Hotel Trust
Chesapeake Lodging Trust	RLJ Lodging Trust
DiamondRock Hospitality Company	Ryman Hospitality Properties
FelCor Lodging Trust	Strategic Hotels & Resorts
Hersha Hospitality Trust	Summit Hotel Properties
LaSalle Hotel Properties	Sunstone Hotel Investors

        The broader market REITs included in the 2014 total compensation assessment included:

Brandywine Realty Trust	Kimco Realty Corporation
BRE Properties	Liberty Property Trust
CBL & Associates	Macerich Company
DDR Corp	Mack-Cali Realty Corporation
Duke Realty Corporation	Piedmont Office Realty Trust
Equity One	Regency Centeres
Federal Realty Investment Trust	Taubman Centers
Highwoods Properties	Weingarten Realty Investors

        In the 2013 assessment of salaries, we also included Realty Income, Retail Properties of America and Pennsylvania REIT and excluded BRE and Equity One. These changes were made based on year-over-year changes in assets and revenues among the peers to better reflect our size and scope.

Other Considerations

        The compensation committee also considers the unique role that each of the named executive officers of the company holds. Specifically, each of our named executive officers performs duties that are traditionally assigned to multiple senior officers in competitive companies. The president, by way of example is charged with capital markets activities and is also responsible for securing our investments and for identifying opportunities for joint ventures or other business partnerships as well as being the lead contact for company financing activities. The chief operating officer is also the general counsel and has the mandate to negotiate the terms of, and close, all acquisition and disposition transactions, capital market transactions and equity and debt financings. In addition, he is charged with supervising the legal department, monitoring corporate governance and performing the normal duties associated with the office of the corporate secretary. The company's unusual division of responsibilities has created a cohesive and extremely streamlined management system, which enables the company to operate with a smaller staff of senior executives, including the named executive officers, than would be expected of a company of our size and structure. The compensation committee recognizes that these other factors must be considered in setting compensation for each named executive officer.

        Together with its consideration of the unique roles of each named executive officer, the compensation committee also considers the time commitment of the chief executive officer to the company in relation to his executive duties at Remington Holdings, LP and its affiliates. Based on its review, the compensation committee has determined that those business activities are generally beneficial to the company and, in accordance with the chief executive officer's employment agreement, do not materially interfere with his duties to the company. Therefore, the committee follows a compensation philosophy for the chief executive officer that is comparable with the philosophy for the other named executive officers.

        In 2013, our executives were also responsible for the management of Ashford Prime, as required under the Advisory Agreement. As a result of these responsibilities, and in recognition of the fact that the spin-off of Ashford Prime was only effective for the last 45 days of the year, the compensation committee assessed performance for 2013 and determined pay actions for the combined companies as if the spin-off had not occurred.

Elements of Compensation

        In 2013, the primary elements of our executive compensation packages included: (i) base salaries; (ii) annual bonuses; (iii) restricted equity awards, and (iv) other executive programs and benefits. Each element is described in more detail below.

        Base Salaries.    The base salaries of our named executive officers are reviewed on an annual basis, although changes are only made periodically, consistent with the company's emphasis on compensation that more closely align pay and performance. Any increases to the base salaries of the executive officers are based on a subjective evaluation of such factors as the level of responsibility, individual performance, level of pay of the executive in question and other similarly situated executives.

        In February 2013, the chief executive officer recommended to the compensation committee that the base salaries of each of the executive officers be increased. For many of our executives, this was the first increase in several years and, in the case of our chief executive officer, the first increase since 2007. The compensation committee approved the following annual base salaries for 2013, retroactive to January 1, 2013:

  •
  chief executive officer (Mr. Monty Bennett)—$800,000 ($100,000 increase, or 14.3%)

  •
  president (Mr. Kessler)—$625,000 ($75,000 increase, or 13.6%)

  •
  chief operating officer and general counsel (Mr. Brooks)—$475,000 ($50,000 increase, or 11.8%)

  •
  chief financial officer (Mr. Kimichik)—$425,000 ($50,000 increase, or 13.3%)

  •
  executive vice president, asset management (Mr. Welter)—$425,000 ($75,000 increase, or 21.4%)

        In the case of Mr. Welter, our executive vice president, asset management, the compensation committee approved a larger salary increase from 2012 to 2013 than other named executive officers in recognition of his performance in his new role with the company and his demonstrated ability to perform as an executive officer of the company.

        Annual Bonuses.    The compensation committee reviews and recommends annual bonuses for executive officers in the first quarter of the fiscal year following the fiscal year with respect to which such bonuses are earned. The employment agreements of each of the executive officers include a targeted bonus range for such executive officer. Annual bonus ranges are expressed as a percentage of base salary. Although the targeted range for each executive is set forth in an employment agreement, the compensation committee has reserved the right to utilize its discretion to either pay a bonus above or below the targeted range based on a subjective evaluation of the executive's individual performance and responsibilities. The following table sets forth the target bonus range and the actual bonus for each executive officer paid in 2014 with respect to 2013 performance:

Name	Target Bonus Range (% of base salary)	2013 Actual Bonus, as a % of base salary
Monty J. Bennett	75% - 200%	200%
David J. Kimichik	30% - 90%	90%
Douglas A. Kessler	50% - 150%	150%
David A. Brooks	40% - 125%	125%
Jeremy Welter	30% - 90%	0%

        The compensation committee generally intends to keep annual cash bonuses within the targeted ranges discussed above. In setting the target annual bonus range for each named executive officer, the compensation committee maintained its philosophy of favoring an emphasis on long-term incentive awards to create an ownership culture and provide an upside opportunity in reward for superior performance. Conversely, if performance falls below acceptable levels, the compensation committee intends that the value of annual bonuses and long-term incentive awards would also decline, with the potential for zero awards in the event of poor performance.

        The performance goals and objectives under the company's annual incentive plan are developed annually by senior management and reviewed and approved by our board of directors. These objectives have historically included annual operating goals, as well as growth objectives designed to improve key performance metrics of EBITDA and AFFO (as defined below) per share, as well as to encourage the expansion, as appropriate, of the company's investment portfolio of hotels, mezzanine loans and other lodging-related investments in a reasonable and sound business manner, giving effect to the current market conditions and economic outlook. Generally, the compensation committee and the board have weighed the total enterprise value (both in terms of size and quality) of the company as a key objective for management.

        While there is no specific formula or weighting assigned to any one of these factors for the annual bonus award, the compensation committee carefully analyzes each of these factors in making its recommendations with respect to appropriate levels of annual and long-term compensation. For 2013, the compensation committee determined that management had substantially met or exceeded nearly all of the goals established for the year, including:.

2013 Business Objectives	Performance Results
1-year, 3-year and 5-year total shareholder return performance in top half of peers	1-year rank: 9th of 11
3-year rank: 3rd of 9
5-year rank: 1st of 7
Achieve budgeted AFFO per share	2013 AFFO per share of $1.24 as compared to budget of $1.07
Achieve 40% NOI flows and outperform peer group average EBITDA flows	2013 NOI flows of 52.9% for us and 35.6% for Ashford Prime; EBITDA flows of 54.8% for us and 39.6% for Ashford Prime as compared to peer average of 37.4%
Achieve RevPAR yield growth that beats competitive sets	2.8% for all hotels not under renovation as compared to 3.8% for competitive sets for our hotels
6.9% for all hotels not under renovation as compared to 7.6% for competitive sets for the Ashford Prime hotels
Hold at least 150 meetings with investors & analysts	255 meetings held
Stay within credit facility covenants	Achieved
Pursue conversion from brand-managed assets to franchised assets to enhance performance and shareholder value	Converted eight managed hotels to Remington managed as compared to three converted in 2012
Pursue proactive risk management strategies	Achieved
Complete diligence of Ashford Prime spin-off and execute to enhance stockholder value	Announced plan to spin-off 80% of Ashford Prime in June 2013
Announced 11 million share common offering in connection with the spin-off in June
Pro-rata taxable distribution of Ashford Prime common stock was completed in November
Investment fund to meet or exceed S&P 500 index, finish year in top half of all hedge funds & execute on third party capital raise if viable	Up 20.7% in 2013 vs. 32.4% for S&P 500 and vs. 1.8% for Dow Jones Real Estate Index and 11.0% hedge fund average, or 86th percentile among hedge funds
Look to opportunistically increase our cash balance, build liquidity, and increase access to capital	We had year end excess corporate cash balance of $77.9 million, and Ashford Prime had $120.7 million
Raised $126 million of net proceeds through common offering in June and an additional $14 million from exercise of the over-allotment option in July
$165 million credit facility remains undrawn
Preferred and common at-the-market facilities available when not in a black-out period

        The peer companies for purposes of the corporate performance review included: Chesapeake Lodging Trust, DiamondRock Hospitality Company, FelCor Lodging Trust, Hersha Hospitality Trust,

Host Hotels & Resorts, LaSalle Hotel Properties, Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties and Sunstone Hotel Investors.

        While there is no specific formula or weighting assigned to any one of these factors for the annual bonus award, the compensation committee carefully analyzes each of these factors in making its recommendations with respect to appropriate levels of annual and long-term compensation.

        In determining individual bonuses, the compensation committee considered company and management performance achievements during 2013 as well as each executive's role in the company's outstanding performance. After evaluating each of these objectives and assessing the positive results achieved, the compensation committee awarded bonuses ranging from $0 to $1,600,000 to the named executive officers, as shown in the table below. These levels reflect an average increase of approximately 13% from 2012 bonus awards (excluding Mr. Welter), largely consistent with the increases in salaries approved in the beginning of the year.

	Stated Base Salary	Bonus(1)	Bonus as % of Stated Base Salary	Targeted Bonus Range	Bonus as % of High End of Targeted Bonus Range
Monty J. Bennett	$800,000	$1,600,000	200%	75 - 200%	100%
Douglas A. Kessler	$625,000	$937,500	150%	50 - 150%	100%
David A. Brooks	$475,000	$593,750	125%	40 - 125%	100%
David J. Kimichik	$425,000	$382,500	90%	30 - 90%	100%
Jeremy Welter	$425,000	$0	0%	30 - 90%	0%

(1)
Reflects bonus earned for 2013 performance which was paid in March 2014. As noted above under "Company Performance and 2013 Pay Decisions," Mr. Welter's 2013 bonus, if any, is still under consideration.

        Equity Awards.    Equity awards may be made under our stock incentive plan, which was most recently approved by our stockholders in 2011. The compensation committee believes that our named executive officers should have an ongoing stake in the long-term success of our business and that our named executive officers should have a considerable portion of their total compensation paid in the form of equity. This element of the total compensation program is intended to align our executives' interests with those of our stockholders through the granting of equity securities. While the plan allows our compensation committee to rely on any relevant factors in selecting the size and type of awards granted under the plan, in practice, the committee determines equity awards after the end of the fiscal year and at the same time as annual bonus payments are determined, considering many of the same company and individual performance factors as were used to determine the annual bonus. Prior equity compensation grants are not considered in setting future compensation levels.

        Given the dynamic and diversified nature of this company, which was only formed about ten years ago, the compensation committee has determined that time-based equity securities (vesting over either three or four years) are a prudent form of long-term compensation to supplement the total compensation package and promote equity ownership by executives.

        In keeping with its objective of emphasizing the important relationship between pay and performance, the compensation committee has determined that the size of annual equity awards will be determined based on its review and evaluation of company and individual executive accomplishments in three performance goal categories. The compensation committee has established specific weightings for each category as follows:

  •
  Total stockholder return (20% of award opportunity).  Total stockholder return (TSR) includes stock price appreciation and dividend reinvestment. One-year, three-year and five-year TSR are measured on an absolute basis and relative to the Standard & Poor's 500, as well as relative to various REIT industry indices that include some or all of the core peer companies. The committee determined that the established three-year and five-year TSR goals were exceeded. In particular, Ashford's three-year TSR for the period ended December 31, 2013 was 46.5%, as compared to the core peer group median of 26.6%% for the same period, and Ashford's five-year TSR for the period ended December 31, 2013 was 1,129.7%, which was the highest among the core peer group (median = 178.5%).

  •
  Adjusted funds from operations per share (40% of award opportunity).  Actual AFFO per share results are measured against our annual budget for AFFO per share, as approved and adjusted by the compensation committee and the board. The committee determined that this goal was exceeded. AFFO per share achievement at $1.24 compares favorably with an annual budget of $1.07 per share.

  •
  Non-financial goals (40% of award opportunity).  Each year, the compensation committee reviews the company's short- and long-term business plans and identifies non-financial goals and accomplishments that are critical to the company's success. These goals are frequently the same as those used to determine annual cash incentives, discussed above. While some non-financial goals may be measured numerically, many are subjective in nature. Examples of non-financial goals that the compensation committee considered in 2013 include completing the spin-off of Ashford Prime and the associated capital raise, holding over 250 meetings with investors and analysts, pursuing conversion from brand-managed assets to franchised assets and pursing proactive risk management strategies. There is no specific formula or weighting assigned to each of the non-financial goals within this category and the compensation committee may select the same or different non-financial goals each year. The committee determined that all of these non-financial business goals were exceeded.

        Based on consideration of performance during 2013 and 2012 (the significant outcomes of which were discussed under "Annual Bonus" above), the compensation committee made equity grants in February 2014 and March 2013, respectively, to our named executive officers as follows:

Executive	March 2013 Equity Award for 2012 Performance	February 2014 Equity Award for 2013 Performance
Monty J. Bennett	150,000	361,337
Douglas A. Kessler	250,000	198,735
David A. Brooks	220,000	162,602
David J. Kimichik	150,000	108,401
Jeremy Welter	150,000	0	(1)

(1)
As noted above under "Company Performance and 2013 Pay Decisions," Mr. Welter's 2013 equity award, if any, is still under consideration.

        In determining the equity awards by individual, the compensation committee considered each individual's contributions toward the achievement of the stock performance, AFFO per share and non-financial goals described above. The average value of these equity awards were approximately 24% higher than the awards in 2013 made for 2012 performance (excluding Mr. Welter). However, the allocation of this increase was disproportionally provided to our chief executive officer relative to other executive officers, each of whom saw a decrease in shares and award values year-over-year. This decrease reflects an intentional re-allocation made in 2013, whereby our chief executive officer requested, and our committee approved, a one-time reduction in the awards to the chief executive officer in order to increase the awards made to the rest of the executive team in 2013 above the historic trend. As a result, the relative increases and decreases in 2014 largely reflect an adjustment back to historical ratios and trends, rather than a reflection of individual performance, especially for those with a decrease year-over-year,

        While our stock incentive plans allow for various types of awards, the compensation committee has elected to give our executive officers a choice of either receiving their equity awards in the form of restricted stock or long-term incentive partnership units, sometimes referred to as "LTIP units," or a combination of both. Our chairman and each of our named executive officers, except Mr. Kessler, elected to receive the February 2014 equity grants in the form of LTIP units. We will make distributions on the unvested LTIP units from the date of grant if and to the extent we make distributions on the common units of our operating partnership, which typically equal per share dividends paid on our common stock.

        LTIP units are a special class of partnership units in our operating partnership called long-term incentive partnership units. Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plans, reducing availability for other equity awards on a one-for-one basis. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. At the time of the award, executives who receive LTIP units make a $0.05 capital contribution per LTIP unit. Upon the occurrence of certain corporate events, which are not performance related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

        Subject to satisfaction of the vesting requirements, which are based on continued employment, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the company's stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interest. If a sale, or deemed sale as a result of a capital account revaluation occurs at a time when the operating partnership's assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.

        As of March 11, 2014, all of the LTIP units issued prior to 2014 have reached economic parity with the common units and have been converted to common units. None of the LTIP units issued in 2014 have achieved such parity.

        The compensation committee believes that offering LTIP units under our stock incentive plans continues to serve as a valuable compensation tool, as an alternative to our restricted stock program. One key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. As a result, executives may need to sell a portion of their vested shares to pay taxes on their restricted stock awards from prior years. Conversely, if an executive chooses to receive LTIP units rather than restricted stock, the executive would generally be taxed only when he chooses to liquidate his LTIP units, rather than at the time of vesting.

        Grants of equity-based awards have historically been made on the date of the compensation committee's meeting in the first quarter of the fiscal year following the fiscal year to which the grants relate. Similar to the process the compensation committee follows for determining annual bonus awards, grants of equity-based awards are based on a subjective review of the prior year's annual performance factors, including annual factors that reflect progress toward the company's mid- and long-term strategic initiatives. The value of the award is determined with respect to the closing price of our stock on the date of grant.

        We feel that the time-vesting nature of the equity grants furthers our goal of long-term retention of our executives, while the payment of dividends, if any, prior to vesting serves as a current incentive for the performance necessary to obtain the grants. Since the compensation committee generally aims to keep annual bonuses close to the pre-established target range, a strong relationship between total compensation and performance is predicated on wider variability in the value of equity grants. In determining grant levels by executive, the compensation committee also considers individual performance, a review of each executive's compensation level relative to that of the other executives, the impact of new grants on total stockholder dilution and the degree to which prior unvested awards continue to support the retention of key executive talent.

Stock Ownership Guidelines

        Our corporate governance guidelines provide ownership guidelines for our directors as well as our executive officers. The guidelines state that each member of the board should hold an amount of our common stock having a value in excess of three times his annual board retainer fee (excluding any portion of the retainer fee representing additional compensation for being a committee chairman), and the chief executive officer should hold an amount of our common stock having a value in excess of six times his annual base salary. The guideline for our president is stock ownership of an amount of our common stock having a value in excess of four times his annual base salary and each other executive is required by our guidelines to hold common stock having a value in excess of three times his annual base salary. The guidelines provide that ownership of common units or LTIP units in our operating partnership constitute "common stock" for purposes of compliance with the guideline. Any future board member or executive officer or board member will be expected to achieve compliance within three years of being appointed or elected, as applicable. Currently, all of our board members and executive officers satisfy our stock ownership guidelines or are within the three-year ramp-up period for compliance.

        As a group, our named executive officers have demonstrated a commitment to the company through long tenure and significant equity ownership levels as a multiple of salary that are well in excess of market best practices.

 Other Executive Programs and Benefits

        The executive officers are provided other programs or benefits on the same terms offered to all employees. These programs and benefits include:

  •
  a 401(k) plan under which we match 50% of an eligible participant's contribution to the plan, up to 6% of such participant's base salary, subject to limitations imposed by the Internal Revenue Service;

  •
  an Employee Savings Incentive Plan, pursuant to which, if the employee does not participate in our 401(k) plan, we match 25% of a participant's contribution, up to 10% of such participant's base salary; and

  •
  basic life and accidental death and dismemberment insurance in an amount of three times each executive's annual base salary, up to $250,000.

        Additionally, we implemented a deferred compensation plan in 2007, which allows our executives and directors, at their election, to defer portions of their compensation. No deferrals were made in 2013 other than a small amount by our prior chairman in January 2013.

        In addition, as a corporate matter, the company does not provide its executives with any executive perquisites other than complimentary periodic lodging at its facilities, an annual comprehensive executive health evaluation performed by the UCLA Comprehensive Health Program and optional disability insurance not available to all employees, for which the premiums paid by the company on behalf of the named executive officers is less than $10,000 annually per executive.

Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly-held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to our chief executive officer or any of our other named executive officers with the exception of our chief financial officer. Certain performance-based compensation exceptions are available; however, our company is structured such that compensation is not paid and deducted by the corporation, but at the operating partnership level. The IRS has previously issued a private letter ruling holding that Section 162(m) does not apply to compensation paid to employees of a REIT's operating partnership. Consistent with that ruling, we have taken a position that compensation expense paid and incurred at the operating partnership level is not subject to the Section 162(m) limit. As such, the compensation committee does not believe that it is necessary to meet the requirements of the performance-based compensation exception to Section 162(m). As private letter rulings are applicable only for the taxpayer who obtains the ruling, and we have not obtained a private letter ruling addressing this issue, there can be no assurance that the IRS will not challenge our position that Section 162(m) does not apply to compensation paid at the operating partnership level. We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.

Adjustment or Recovery of Awards

        Under the company's clawback policy that was adopted in 2012, if the company is required to prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirements, then the compensation committee, or, in the discretion of the board of directors, any other committee or body of the board of directors consisting only of independent directors, may require any Section 16 reporting officer, as well as any other officer holding the title of senior vice president or a more senior title whose job description includes the function of accounting or financial reporting (each, a "Covered Officer"), during the three-year period preceding the publication of the restated financial statement to reimburse the company for any annual cash bonus and long term equity incentive compensation earned during the prior three-year period in such amounts that the independent director committee determines to be in excess of the amount that such Covered Officer would have received had such compensation been calculated based on the financial results reported in the restated financial statement.

        The independent director committee may take into account any factors it deems reasonable, necessary and in the best interests of the company to remedy the misconduct and prevent its recurrence. In determining whether to seek recoupment of any previously paid excess compensation and how much to recoup from each Covered Officer, the independent director committee must consider the accountability of the applicable Covered Officer, any conclusion by the Independent Director Committee whether a Covered Officer engaged in wrongdoing, committed grossly negligent acts, omissions or engaged in willful misconduct, as well as any failure of the Covered Officer to report another person's grossly negligent acts, omissions or willful misconduct. In addition, if a Covered Officer engaged in intentional misconduct or violation of company policy that contributed to the award or payment of any annual cash bonus or long term equity incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct or violation, the independent director committee may take other remedial and recovery action permitted by applicable law, as determined by such committee.

        Under the Dodd-Frank Act, there may be additional recoupment obligations required by the company. When final guidance is available as to these requirements, the company intends to modify its recoupment policies accordingly.

Hedging Policies

        Pursuant to our Code of Ethics, we maintain a policy on insider trading and compliance that prohibits our directors and employees, including our executive officers, from holding company securities in a margin account or pledging company securities as collateral for a loan without the prior approval of our general counsel. "Cashless exercises" of options are also required to receive prior approval of our general counsel. Our policy also prohibits our directors, officers, and employees from engaging in speculation with respect to company securities, and specifically prohibits our employees, including our executives, from engaging in any short-term, speculative securities transactions involving company securities, including in-and-out trading, engaging in short sales or "sales against the box," buying or selling put or call options, and engaging in hedging transactions.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the compensation discussion and analysis disclosure with Ashford's management, and based on this review and discussion, the compensation committee has recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Benjamin J. Ansell, M.D., Chairman Thomas E. Callahan Kamal Jafarnia

 SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation paid to or earned by the chairman of the company's board of directors as well as the company's chief executive officer, chief financial officer and the company's three other most highly compensated executive officers in fiscal years 2013, 2012 and 2011 for services rendered in all capacities.

Name and Principal Position	Year	Salary	Bonus	Equity Based Awards(1)	All Other Compensation	Total
Monty J. Bennett	2013	$800,000	$1,600,000	$1,756,500	$—	$4,156,500
Chief Executive Officer	2012	700,000	1,400,000	2,378,750	—	4,478,750
	2011	700,000	1,190,000	8,750,455	—	10,640,455
David J. Kimichik	2013	425,000	382,500	1,756,500	—	2,564,000
Chief Financial Officer	2012	375,000	337,500	1,167,750	—	1,880,250
and Treasurer	2011	375,000	286,875	1,869,450	—	2,531,325
Douglas A. Kessler	2013	625,000	937,500	2,927,500	—	4,490,000
President	2012	550,000	825,000	1,859,750	—	3,234,750
	2011	550,000	701,250	4,937,757	—	6,189,007
David A. Brooks	2013	475,000	593,750	2,576,200	—	3,644,950
Chief Operating Officer,	2012	425,000	531,250	1,643,500	—	2,599,750
General Counsel	2011	425,000	451,563	4,937,757	—	5,814,320
and Secretary
Jeremy Welter	2013	425,000	0	1,756,500	—	2,181,500
Executive Vice President,	2012	275,000	315,000	1,167,750	—	1,757,750
Asset Management

(1)
Represents the total grant date fair value of restricted stock and LTIP unit awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718. These grants are subject to vesting over a three- or four-year period.

 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Monty J. Bennett	March 4, 2013	150,000	$1,756,500
David J. Kimichik	March 4, 2013	150,000	$1,756,500
Douglas A. Kessler	March 4, 2013	250,000	$2,927,500
David A. Brooks	March 4, 2013	220,000	$2,576,200
Jeremy Welter	March 4, 2013	150,000	$1,756,500

Employment Agreements

        We have employment agreements with each of our named executive officers. These employment agreements, as amended, provide for Mr. Monty Bennett to serve as our chief executive officer, Mr. Kessler to serve as our president, Mr. Brooks to serve as our chief operating officer, general counsel and secretary, Mr. Kimichik to serve as our chief financial officer and treasurer and Mr. Welter to serve as our executive vice president, asset management. These employment agreements require our executive officers to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests consistent with past practice. Mr. Monty Bennett's employment agreement allows him to continue to act as Chief Executive Officer of Remington Holdings, LP, or Remington Holdings, and to act as an executive officer of the managing member of Remington Lodging & Hospitality, LLC, or Remington Lodging, provided his duties for Remington Holdings and Remington Lodging do not materially interfere with his duties to us. Each of these employment agreements is subject to automatic one-year renewals, unless either party provides at least four months' notice of non-renewal of the applicable employment agreement. All of these employment agreements were automatically renewed for 2013.

        The employment agreements for each of our executive officers provide for:

  •
  an annual base salary of $800,000 for Mr. Monty Bennett, $625,000 for Mr. Kessler, $475,000 for Mr. Brooks, $425,000 for Mr. Kimichik, and $425,000 for Mr. Welter, subject to annual adjustments;

  •
  eligibility for annual cash performance bonuses under our incentive bonus plans, based on a targeted bonus range for each officer;

  •
  director's and officer's liability insurance coverage;

  •
  participation in other short- and long-term incentive, savings and retirement plans;

  •
  medical and other group welfare plan coverage;

  •
  payment for an extensive annual medical exam conducted at UCLA Medical Center; and

  •
  an additional disability insurance policy available only to our senior executives.

        All of these benefits, with the exception of the annual medical exam conducted at UCLA Medical Center and the additional disability insurance policy, are available to all of our salaried employees. The cumulative cost of the medical exam and the additional disability insurance policy has not, historically, exceeded $10,000 annually for any individual executive.

        Mr. Monty Bennett's targeted annual bonus range is 75% to 200% of his base salary. Mr. Kessler's targeted annual bonus range is 50% to 150% of his base salary. Mr. Brooks' targeted annual bonus range is 40% to 125% of his base salary. Mr. Kimichik's targeted annual bonus range is 30% to 90% of his base salary. Mr. Welter's targeted annual bonus range is 30% to 90% of his base salary.

        The equity awards granted to each of the named executive officers with respect to 2013 performance were granted under the company's 2011 Stock Incentive Plan, approved by stockholders at our 2011 annual meeting of stockholders, and are subject to time-based vesting requirements. Dividends or distributions will be paid on all unvested shares or units, if applicable, at the same rate as dividends payable with respect to all outstanding shares of common stock, with no preference to equity grants issued under our stock plan.

        The company places heavier emphasis on our variable pay components of annual bonuses and restricted stock awards than on salary. Historically, the amount of salary paid to each named executive officer has represented approximately 20% to 30% of our named executive officers' total compensation packages. In 2013, the average percentage of salary paid in relation to total compensation for our named executive officers was 18%. While the compensation committee seeks to provide a competitive base salary and bonus structure, it believes that the majority of each named executive officer's total compensation should be paid in the form of equity grants vesting over a period of years, to help ensure alignment of the executive's interest to that of our stockholders as well as longevity of the officer. As such, the value of equity grants typically represents a significant portion of the incentive pay components, which excludes base salary.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Equity Awards That Had Not Vested at December 31, 2013		Market Value of Equity Awards That Had Not Vested at December 31, 2013
Monty J. Bennett	215,646	(1)	$1,785,549
	134,354	(2)	1,112,451
	183,333	(4)	1,517,997
	150,000	(6)	1,242,000

			5,657,997
David J. Kimichik	55,000	(3)	455,400
	90,000	(4)	745,200
	150,000	(6)	1,242,000

			2,442,600
Douglas A. Kessler	121,686	(1)	1,007,560
	75,814	(2)	627,740
	143,333	(4)	1,186,797
	250,000	(6)	2,070,000

			4,892,097
David A. Brooks	121,686	(1)	1,007,560
	75,814	(2)	627,740
	126,667	(4)	1,048,803
	220,000	(6)	1,821,600

			4,505,703
Jeremy Welter	90,000	(4)	745,200
	30,000	(5)	248,400
	150,000	(6)	1,242,000

			$2,235,600

(1)
These equity awards were granted on May 25, 2011 with an initial vesting term of four years. Of these equity awards, one-half vested on March 31, 2014, and the remaining one-half will vest on March 31, 2015.

(2)
These equity awards were granted on April 6, 2011 with an initial vesting term of four years. Of these equity awards, one-half vested on March 31, 2014 and the remaining one-half will vest on March 31, 2015.

(3)
These equity awards were granted on April 6, 2011 with an initial vesting term of three years. These awards fully vested on March 31, 2014.

(4)
These equity awards were granted on March 2, 2012 with an initial vesting term of three years. Of these equity awards, one half vested vest on March 2, 2014, and the remaining one-half will vest on March 2, 2015.

(5)
These equity awards were granted on March 24, 2011, with equal annual vesting beginning on January 1, 2014. Of these equity awards one-half will vest on January 1, 2014, and the remaining one-half will vest on January 1, 2016.

(6)
These equity awards were granted on March 4, 2013 with an initial vesting term of three years. One-third of these awards vested on March 4, 2014; one-third will vest on March 4, 2015; and the remaining one-third will vest on March 4, 2016.

 EQUITY AWARDS VESTED DURING 2013

Name	Stock Awards: Number of Equity Awards(1) Acquired on Vesting	Value Realized on Vesting
Monty J. Bennett	346,667	$4,193,687
David J. Kimichik	150,000	1,804,550
Douglas A. Kessler	262,083	2,916,896
David A. Brooks	228,749	2,759,371
Jeremy Welter	45,000	528,750

(1)
Includes LTIP units that vested during 2013. All LTIP units that vested during 2013 have reached economic parity.

        In 2007 we implemented a deferred compensation plan which allows our executives and directors, at their election, to defer portions of their compensation. Historically, Mr. Monty Bennett has been the only named executive officer that has participated in this plan. The following table provides information on regarding their participation in this plan.

2013 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY(1) (b)	Registrant Contributions in Last FY(2) (c)	Aggregate Earnings in Last FY(3) (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last FYE(4) (f)
Monty J. Bennett	$0	$4,547,514	$(2,424,598)	$0	$11,843,447

(1)
The amount in this column reflects deferrals in 2013, net of various deductions.

(2)
The amounts in this column represent dividend equivalent amounts deferred by the participant in 2013. No amounts in this column (c) are reported in the 2013 summary compensation table because the amounts do not represent above-market or preferential earnings.

(3)
As Mr. Monty Bennett has elected company stock as his investment option, the amounts in this column represent the increase in the fair market value during 2013 of the shares deemed to have been acquired by him under this plan. No amounts included in this column (d) are reported in the 2013 summary compensation table because the amounts do not represent above-market or preferential earnings.

(4)
Mr. Monty Bennett has elected to invest all compensation deferrals in shares of our common stock. The amount in this column represents the market value of the shares of common stock reserved for issuance to Mr. Monty Bennett, pursuant to the deferred compensation plan at December 31, 2013. All amounts in this column, with the exception of amounts reflected in columns (b), (c), (d) and (e), if any, have been reported in prior company proxy statements.

        In 2009, the compensation committee determined that the investment elections available under this plan would include company stock. If company stock is selected as an investment option by a participant, as Mr. Monty Bennett has, the company intends to issue common stock to the individual at the end of the elected deferral period from the company's treasury shares purchased on the open market at the time of each deferral. Such shares will be reserved for issuance to the applicable participants; provided, however, the number of shares of common stock issuable under the deferred compensation plan in any one fiscal year will be limited to 1% of the number of shares common stock outstanding at the date such deferral election begins. We will pay plan participants who elect the company stock investment option dividend equivalents, which will be accrued as additional shares, if and to the extent we pay dividends on our common stock. Thereby, each executive who participates in our deferred compensation plan and elects the company stock investment option will receive his investment shares plus any related dividend equivalent shares at the time that distributions are made from the plan, subject to the 1% annual limit described above and any other applicable rules or limitations. Amounts payable in excess of the 1% annual limit will be paid to the executive in cash at the end of the applicable deferral period.

 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Executive Officers

        Under the terms of their respective employment agreements, each of our named executive officers is entitled to receive certain severance benefits after termination of employment. The amount and nature of these benefits vary depending on the circumstances under which employment terminates. The employment agreements provide for certain specified benefits during the entire term of the employment agreement.

        Each of the employment agreements of our named executive officers provides that, if the executive's employment is terminated as a result of death or disability of the executive; by us without cause (including non-renewal of the agreement by us); by the executive for "good reason;" or after a "change of control" (each as defined in the applicable employment agreement), the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

  •
  a lump-sum cash severance payment (more fully described below);

  •
  pro-rated payment of the incentive bonus for the year of termination, payable at the time incentive bonuses are paid to the remaining senior executives for the year in which the termination occurs;

  •
  all restricted equity securities held by such executive will become fully vested; and

  •
  health, life and disability benefits for 18 months following the executive's termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, payable by the company over the period of coverage.

        The lump sum severance payment payable upon termination of an executive's employment agreement in any of the circumstances described above is calculated as the sum of such executive's then-current annual base salary plus his average bonus over the prior three years, multiplied by a severance multiplier. The severance multiplier is:

  •
  one for all executives in the event of termination as a result of death or disability of the executive and termination by us without cause (including non-renewal of the agreement);

  •
  two for all executives other than Mr. Monty Bennett and three for Mr. Monty Bennett in the event of termination by the executive for good reason;

  •
  two for Messrs. Brooks, Kimichik and Welter and three for Messrs. Monty Bennett and Kessler in the event of termination following a change in control.

        If an executive's employment is terminated by the executive officer without "good reason" (as defined in the applicable employment agreement), the executive will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year. Additionally, the employment agreements for each of the executives includes non-compete provisions, and in the event the executive elects to end his employment with us without good reason, in exchange for the executive honoring his non-compete provisions, he will be entitled to the following additional payments:

  •
  health benefits for the duration of the executive's non-compete period following the executive's termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, except that Mr. Monty Bennett is not entitled to this benefit; and

  •
  a non-compete payment equal to the sum of his then-current annual base salary plus average bonus over the prior three years, paid equally over the twelve-month period immediately following the executive's termination.

        If any named executive officer's employment agreement is terminated by the company for "cause," the executive will be entitled solely to any accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year.

        The executives' employment agreements were amended in 2011 to eliminate any requirement or obligation of the company to provide a gross-up payment to cover excise tax imposed on the applicable executive pursuant to Section 4999 of the Internal Revenue Code of 1986 or to reimburse the executive if any such tax is imposed.

        Each of the employment agreements contain standard confidentiality, non-compete, non-solicitation and non-interference provisions. The confidentiality and non-interference provisions apply during the term of the employment agreement and for anytime thereafter. The non-solicitation provisions apply during the term of the agreement, and for a period of one year following the termination of the executive. The non-compete provisions of Messrs. Kessler, Brooks, Kimichik and Welter apply during the term of the employment agreements and for a period of one year thereafter if the executive's employment is terminated as a result of disability, by the executive without good reason, or at the election of the executive not to renew the agreement. However, if the executive is removed for any other reason, including, without limitation, as a result of a change in control, a termination by the executive for good reason, or a termination by the company for cause or without cause (including non-renewal by the company), the non-compete provisions end on the date of the executive's termination.

        The non-compete provisions of Mr. Monty Bennett's employment agreement apply during the term of his agreement, and if he resigns without cause, for a period of one year thereafter, or if he is removed for cause, for a period of 18 months thereafter. In the case of Mr. Monty Bennett's resignation without cause, in consideration for his non-compete, he will receive a cash payment, to be paid in equal monthly installments during his one-year non-compete period, equal to the sum of his then-current annual base salary plus average bonus over the prior three years. Mr. Monty Bennett's non-compete period will terminate if Remington Holdings or Remington Lodging terminates our exclusivity rights under the mutual exclusivity agreement between Remington Holdings, Remington Lodging and us.

        Additionally, in the event of an executive's termination for any reason, all deferred compensation amounts payable under our deferred compensation plan become due and payable in a single lump sum payment within 45 days of the termination date notwithstanding the deferral periods previously elected by the executive.

 Summary of Potential Payments upon Termination

        The tables below reflect the amount of compensation payable to the chairman of our board and each named executive officer upon termination of employment or following a change of control, assuming that such termination was effective as of December 31, 2013.

	Termination Scenarios
	Death or Disability of the Executive or by Company without Cause, including Non- Renewal by Company	By the Executive with Good Reason	Following a Change of Control	By Executive without Good Reason, Including Non- Renewal by Executive
Monty J. Bennett
Severance Payment	$2,130,000	$6,390,000	$6,390,000	$—
Pro-Rated Bonus(1)	1,600,000	1,600,000	1,600,000	—
Acceleration of Unvested Equity Awards	5,623,831	5,623,831	5,623,831	—
Non-Compete Payment	—	—	—	2,130,000
Other Benefits	$14,180	$14,180	$14,180	$11,999

TOTAL	$9,368,010	$13,628,010	$13,628,010	$2,141,999

David J. Kimichik
Severance Payment	$745,625	$1,491,250	$1,491,250	$—
Pro-Rated Bonus(1)	382,500	382,500	382,500	—
Acceleration of Unvested Equity Awards	2,427,850	2,427,850	2,427,850	—
Non-Compete Payment	—	—	—	745,625
Other Benefits	$14,354	$14,354	$14,354	$11,999

TOTAL	$3,570,329	$4,315,954	$4,315,954	$757,624

Douglas A. Kessler
Severance Payment	$1,408,750	$2,817,500	$4,226,250	$—
Pro-Rated Bonus(1)	937,500	937,500	937,500	—
Acceleration of Unvested Equity Awards	4,862,556	4,862,556	4,862,556	—
Non-Compete Payment	—	—	—	1,408,750
Other Benefits	$21,022	$21,022	$21,022	$11,999

TOTAL	$7,229,828	$8,638,578	$10,047,328	$1,420,749

David A. Brooks
Severance Payment	$979,688	$1,959,375	$1,959,375	$—
Pro-Rated Bonus(1)	593,750	593,750	593,750	—
Acceleration of Unvested Equity Awards	4,478,494	4,478,494	4,478,494	—
Non-Compete Payment	—	—	—	979,688
Other Benefits	$18,175	$18,175	$18,175	$11,999

TOTAL	$6,070,107	$7,049,795	$7,049,795	$991,687

Jeremy Welter
Severance Payment	$716,375	$1,432,750	$1,432,750	$—
Pro-Rated Bonus(1)	382,500	382,500	382,500	—
Acceleration of Unvested Equity Awards	2,222,100	2,222,100	2,222,100	—
Non-Compete Payment	—	—	—	716,375
Other Benefits	$4,972	$4,972	$4,972	$—

TOTAL	$3,325,947	$4,042,322	$4,042,322	$716,375

(1)
Based on actual bonus amounts paid in 2011-2013, with respect to prior year performance.

AUDIT COMMITTEE

        Our audit committee is governed by a written charter adopted by our board of directors and is composed of three independent directors, each of whom has been determined by our board of directors to be independent in accordance with the rules of the NYSE.

        The following is our audit committee's report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor's performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor's work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act or incorporated by reference in any document so filed.

 AUDIT COMMITTEE REPORT

        The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee meetings include, whenever appropriate, executive sessions with the independent auditors and with Ashford's internal auditors, in each case without the presence of management.

        The audit committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, Ashford's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Ashford's consolidated financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        During the course of the year, management completed the documentation, testing and evaluation of Ashford's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed a report on, the effectiveness of Ashford's internal control over financial reporting. The audit committee also reviewed the report of management contained in Ashford's annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in Ashford's annual report on Form 10-K for the fiscal year ended December 31, 2013 related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee Ashford's efforts related to its internal control over financial reporting and management's preparation for the evaluation in fiscal year 2014.

        The audit committee has discussed with Ernst & Young LLP the matters required to be discussed with the independent auditors pursuant to Statement on Auditing Standards No. 61, as amended (Communication with the Audit Committees), including the quality of Ashford's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee has received the written disclosures and letter from Ernst & Young LLP to the audit committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

        Taking all of these reviews and discussions into account, the undersigned audit committee members recommended to the board of directors that the board approve the inclusion of Ashford's audited financial statements in Ashford's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Thomas E. Callahan, Chairman
Kamal Jafarnia
Philip S. Payne

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        For purposes of this proxy statement a "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

            (i)  Voting power which includes the power to vote, or to direct the voting of, any class of our voting securities; and/or

           (ii)  Investment power which includes the power to dispose, or to direct the disposition of, any class of our voting securities.

Security Ownership of Management

        Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our common stock as of March 11, 2014, by (i) each of our directors, (ii) each of our named executive officers and (iii) all of our directors and executive officers as a group. Voting power and investment power in common stock are exercisable solely by the named person, except that 1,025,000 shares are held in an entity jointly controlled by Mr. Archie Bennett, Jr. and Mr. Monty Bennett. The ownership percentages listed below include 512,500 of such shares as being beneficially owned by Mr. Archie Bennett and the remaining 512,500 of such shares as being beneficially owned by Mr. Monty Bennett. Although Mr. Archie Bennett is no longer a director or executive officer, we continue to include him in this table because of his Chairman Emeritus status and his relationship to Mr. Monty Bennett.

Name of Stockholder	Number of Shares Beneficially Owned(1)		Percent of Class(2)
Monty J. Bennett	6,108,129		7.1%
Archie Bennett, Jr.	5,699,942		6.7%
Benjamin J. Ansell, M.D.	148,200		*
Thomas E. Callahan	45,825		*
Martin Edelman	141,511		*
Kamal Jafarnia	8,335		*
Philip S. Payne	48,800		*
Alan L. Tallis	249,586		*
David A. Brooks	1,768,669		2.1%
Douglas A. Kessler	1,852,469		2.3%
David J. Kimichik	1,105,343		1.4%
Jeremy Welter	317,255		*

All executive officers and directors as a group (13 persons)	18,397,335	(3)	19.4%

*
Denotes less than 1.0%.

(1)
Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock and includes all restricted stock grants made since our initial public offering through March 11, 2014. All such stock grants vest in equal annual installments over a three or four year period, generally commencing on the date of their issuance. The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of the record date but excludes any LTIP units issued subsequent to the record date or that have not yet achieved economic parity. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based vesting requirements, convertible into common units, which are redeemable for cash or, at our option, convertible on a one-for-one basis into shares of our common stock. See footnotes to the director nominee table for additional discussion of potential share ownership by Mr. Monty Bennett as the result of equity amounts issued post-record date and shares issuable pursuant to our deferred compensation plan.

(2)
As of March 11, 2014, there were outstanding and entitled to vote 80,969,542 shares of common stock. The total number of shares outstanding used in calculating the percentage for each person assumes that operating partnership common units held by such person and LTIP units held by such person that have achieved economic parity with the common units are redeemed for common stock but none of the operating partnership units held by other persons are redeemed for common stock.

(3)
Includes 197,381 shares pledged by an executive to secure a mortgage.

Security Ownership of Certain Beneficial Owners

        Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our common stock as of March 11, 2014 by the persons known to Ashford to be the beneficial owners of five percent or more of our common stock (our only voting securities), by virtue of the filing of Schedule 13D or Schedule 13G with the Securities and Exchange Commission. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Ashford's common stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Securities	Name of Stockholder	Number of Shares Beneficially Owned		Percent of Class(1)
Common Stock	The Vanguard Group, Inc.	10,065,970	(2)	12.4%
Common Stock	Vanguard Specialized Funds—Vanguard REIT Index Fund	5,176,997	(3)	6.4%
Common Stock	Monty J. Bennett	6,108,129	(4)	7.1%
Common Stock	Archie Bennett, Jr.	5,699,942	(4)	6.7%
Common Stock	Blackrock, Inc.	5,267,126	(5)	6.5%
Common Stock	AllianceBernstein LP	4,503,367	(6)	5.6%
Common Stock	HG Vora Special Opportunities Master Fund, Ltd.	5,000,000	(7)	6.2%

(1)
As of March 11, 2014, there were outstanding and entitled to vote 80,964,542 shares of common stock.

(2)
Based on information provided by The Vanguard Group, Inc. ("Vanguard Group") in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2014. Per its Schedule 13G, Vanguard Group has sole voting power over 179,918 of such shares, shared voting power over 45,570 of such shares, sole power to dispose of 9,905,773 of such shares and shared power to dispose of 160,197 of such shares. The principal business address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
Based on information provided by Vanguard Specialized Funds—Vanguard REIT Index Fund ("Vanguard Fund") in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 4, 2014. Per its Schedule 13G, Vanguard Fund has sole voting power over all such shares and does not have sole or shared dispositive power over any of such shares. The principal business address of Vanguard Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
The total number of shares of the company's common stock outstanding used in calculating the percentage assumes that operating partnership units held by this person, including LTIP units that have achieved economic parity with our common stock, are converted into common stock but none of the operating units held by other people is converted into common stock. Each of Mr. Archie Bennett, Jr. and Mr. Monty Bennett owns a portion of their shares indirectly.

(5)
Based on information provided by Blackrock, Inc. in an amendment to Schedule 13G filed with the Securities and Exchange Commission on January 28, 2014. Per its Schedule 13G, Blackrock, Inc. has sole voting power of 5,066,502 of such shares and sole dispositive power over all such shares. The principal business address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(6)
Based on information provided by AllianceBernstein LP in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2014. Per its Schedule 13G, AllianceBernstein LP has sole voting power of 3,725,565 of such shares and sole dispositive power over all such shares. The principal business address of AllianceBernstein LP is 1345 Avenue of the Americas, New York, New York 10105.

(7)
Based on information provided by HG Vora Special Opportunities Master Fund, Ltd. ("Vora") in a Schedule 13G filed with the Securities and Exchange Commission on February 21, 2014. Per its Schedule 13G, Vora has shared voting power and shared dispositive power over all such shares. The principal business address of Vora is Queensgate House, South Church Street, Grand Cayman, KY1-1108. Per its Schedule 13G, HG Vora Capital Management, LLC and Parag Vora, an individual, are also listed as reporting persons and each reported the same information as Vora with regard to the number of shares beneficially owned and the number of shares over which it has voting and dispositive power. The principal business address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York 10036.

Section 16(a) Beneficial Ownership Compliance

        To our knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, during the year ended December 31, 2013, all of our directors, executive officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements with the exception of the following: (i) one late Form 4 filing made by Dr. Ansell reporting one transaction and (ii) two late Form 4 filings made by Mr. Callahan reporting one transaction each.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Relationship and Agreements with Remington

        Our operating partnership has a master management agreement with Remington Lodging & Hospitality, LLC, or Remington Lodging, subject to certain independent director approvals, pursuant to which Remington Lodging operates and manages a significant number of our hotels. Remington Lodging is an affiliate of Remington Holdings, LP and is beneficially owned 100% by our chairman and chief executive officer, Mr. Monty Bennett, and his father. The fees due to Remington Lodging under the management agreements include management fees, project and purchase management fees and other fees. The actual amount of management fees, for the properties managed by Remington Lodging for the twelve months ended December 31, 2013, were approximately $14.3 million. The actual amount of project and purchase management fees for the same period were approximately $9.4 million. In addition, Remington Lodging also managed 21 of the 28 hotels held by the PIM Highland JV in return for a base management fee of 3% of gross revenues and an incentive management fee equal to the lesser of 1% of gross revenues or the amount by which actual house profit exceeds house profit set forth in the annual operating budget, as such terms are defined in the management agreement. During 2013, Remington Lodging received from PIM Highland JV a base management fee of $7.8 million, incentive management fees of $1.0 million and market service fees of $7.0 million (which includes purchasing, design and construction management).

        Further, we and our operating partnership have a mutual exclusivity agreement with Remington Lodging and Remington Holdings and our chairman and chief executive officer, Mr. Monty Bennett, and his father, pursuant to which we have a first right of refusal to purchase lodging investments identified by them that do not meet the investment criteria of Ashford Prime. We also agreed to hire Remington Lodging or its affiliates for the management or construction of any hotel which is part of an investment we elect to pursue, unless either all of our independent directors elect not to do so or a majority of our independent directors elect not to do so based on a determination that special circumstances exist or that another manager or developer could perform materially better than Remington Lodging or one of its affiliates.

        Additionally, in March 2011, we acquired an interest in the 28-hotel portfolio of Highland Hospitality through a newly-formed joint venture with Prudential Real Estate Investors. The joint venture effected a consensual foreclosure and restructuring of certain mezzanine and senior loans on the portfolio. In connection with the debt restructuring, we entered into certain guaranty and indemnity agreements with the senior and mezzanine lenders pursuant to which we have potential recourse liability with respect to the mortgage and mezzanine debt arising from certain events or circumstances caused by or resulting from certain actions of Remington Lodging specifically set forth in the related guaranty and indemnity agreements. The maximum aggregate liability we could potentially incur under such guaranty and indemnity agreements is $200,000,000. We have entered into an indemnity agreement with Remington Lodging pursuant to which Remington Lodging has agreed to indemnify us for any liabilities under the guaranty and indemnity agreements with the senior and mezzanine lenders that arise, directly or indirectly, from specifically identified actions of Remington Lodging or any related party.

        Remington Hotels LP, which is owned 100% by Mr. Monty Bennett, our chairman and chief executive officer, and his father, pays for certain corporate general and administrative expenses on our behalf, including rent, payroll, office supplies and travel. Such charges are allocated to us based on various methodologies, including headcount, office space, usage and actual amounts incurred. For the year ended December 31, 2013, such costs were approximately $4.3 million and were reimbursed by us monthly. An additional $1.6 million of such costs were reimbursed by PIM Highland JV.

        Because we could be subject to various conflicts of interest arising from our relationship with Remington Holdings, Remington Lodging and other parties, to mitigate any potential conflicts of interest, our charter contains a requirement that any transaction or agreement involving us, our wholly-owned subsidiaries or our operating partnership and a director or officer of an affiliate of any director or officer will require the approval of a majority of the disinterested directors. Additionally, our board of directors has adopted a policy that requires all management decisions related to the management agreements with Remington Lodging to be approved by a majority of the independent directors, except as specifically provided otherwise in the management agreement. Further, our board of directors has also adopted our Code of Business Ethics and Conduct, which includes a policy for review of transactions involving related persons, and other potential conflicts of interest. Pursuant to the Code of Business Ethics and Conduct, non-officer employees must report any actual or potential conflict of interest involving themselves or others to their supervisor, our general counsel. Officers must make such report to our general counsel, our chief governance officer or to the chairman of our nominating/corporate governance committee. Directors must make such report to the chairman of our nominating/corporate governance committee.

Our Relationship and Agreements with Ashford Prime

        In November 2013, we completed a taxable pro-rata distribution of our subsidiary, Ashford Prime, to our stockholders. We own approximately 15% of the outstanding common units of the Ashford Prime operating partnership, which, if redeemed for shares of common stock, would represent 15% of the outstanding common stock of Ashford Prime, assuming all common units of Ashford Prime's operating partnership are redeemed for shares of common stock. Additionally, we share all of the same executive officers and significant employees as Ashford Prime, and we have one common director, Mr. Monty Bennett, our chief executive officer and chairman of our board. Mr. Bennett also owns units of Ashford Prime's operating partnership, which are redeemable for cash or, at the option of Ashford Prime, common stock of Ashford Prime, beginning in November 2014. If Mr. Bennett redeemed all of his units and received common stock of Ashford Prime, he would own in excess of 5% of Ashford Prime's common stock outstanding.

        In connection with the separation and distribution, our subsidiary, Ashford Advisors, entered into an advisory agreement with Ashford Prime, pursuant to which we serve as the external advisor to Ashford Prime. In this capacity, we are responsible for implementing Ashford Prime's investment strategies and decisions and the managing its day-to-day operations, subject to the supervision and oversight of its board of directors.

        Pursuant to the advisory agreement with Ashford Prime, we are entitled to a quarterly base fee as well as an annual incentive fee. We received total advisory fees of approximately $878,000 from Ashford Prime for the period from the completion of the distribution through December 31, 2013. We are also entitled to receive certain expense reimbursements from Ashford Prime under the advisory agreement, which totaled approximately $168,000 for the period from the completion of the distribution through December 31, 2013.

        Additionally, pursuant to the terms of the advisory agreement, Ashford Prime is obligated to indemnify and hold us harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of our acts or omissions (including ordinary negligence) in our capacity as Ashford Prime's advisor, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which we are obligated to indemnify Ashford Prime).

        Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Prime, Ashford Prime is obligated to indemnify us against losses arising from:

  •
  any Ashford Prime liabilities, including the failure by Ashford Prime or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;

  •
  any breach by Ashford Prime or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  our continuing guaranty of (i) any debt secured by any of the initial hotel properties conveyed to Ashford Prime in connection with the separation and distribution or (ii) any management agreement or franchise matters related to any of such initial hotel properties;

        We have agreed to indemnify Ashford Prime and its subsidiaries against losses arising from:

  •
  any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of our liabilities in accordance with their respective terms;

  •
  any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  certain taxes of the entities that directly or indirectly, wholly or jointly, own the initial Ashford Prime hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

PROPOSAL NUMBER TWO—RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS

        We are asking our stockholders to ratify our audit committee's appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLP has audited our financial statements since we commenced operations in 2003. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. Our audit committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The audit committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee approved all fees paid to Ernst & Young LLP during the past two years with no reliance placed on the de minimis exception established by the SEC for approving such services.

        Services provided by Ernst & Young LLP during 2012 and 2013 included the audits of (i) our annual financial statements and the financial statements of our subsidiaries and (ii) the effectiveness of internal control over financial reporting. Services also included the limited review of unaudited quarterly financial information; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2013 and 2012, fees incurred related to our principal accountants, Ernst & Young LLP, consisted of the following:

	Year Ended December 31,
	2013	2012
Audit Fees	$1,248,092	$1,244,550
Audit-Related Fees(1)	2,680,000	233,351
Tax Fees(2)	904,443	612,865
All Other Fees	—	—

Total	$4,832,535	$2,090,766

(1)
Audit related fees included accounting consultations in connection with acquisitions and other matters as well as attest services not required by statute or regulation.

(2)
Tax fees included review of tax returns and consultations on various tax matters.

        Our audit committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors' independence.

        Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The board of directors recommends a vote FOR approval of Proposal Number Two, the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2014.

 PROPOSAL NUMBER THREE—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

        We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as "say on pay"). This proposal allows the company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the compensation committee and our board in continuing to improve the alignment of our executive compensation programs with the interests of the company and our stockholders.

        Section 14A of Exchange Act and related SEC rules now require that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our shareholders at least once every three years; however, following the recommendation of our shareholders, our board of directors has chosen to hold this vote every year.

        The board of directors believes the compensation program for the named executive officers is instrumental in rewarding past successes as well as motivating and retaining the executives needed to maximize the creation of long-term stockholder value in a competitive environment. The company has designed its compensation program to reward employees for producing sustained growth by implementing multi-year strategies that successfully brought the company through the service industry downturn and are now producing strong financial results as lodging industry fundamentals improve. The compensation committee strongly believes that executive compensation should be tied to performance and that aligning management interests with those of our stockholders through long term equity grants is in the best interest of stockholders. In applying these fundamental principles, the compensation committee carefully reviewed 2013 above-market company performance prior to making any compensation decisions and paid only an average of 15.5% of our named executive officers' compensation in a guaranteed salary (other than Mr. Welter), with the remainder being discretionary bonus and equity grants determined after a review of company performance. The compensation committee also considered the following key items in making compensation decisions for 2013:

  •
  We created over $600 million of stockholder value via our interest rate swap, preferred stock buy-backs, common stock buy-backs and flooridor strategies;

  •
  We have the best overall operating performance of all hotel REITs over the past seven years when combining RevPAR growth, EBITDA margin change, EBITDA percentage change, and EBITDA flows ;

  •
  Our dividend coverage was an exceptional 2.6 times for 2013, and

  •
  We outperformed our hotel REIT peer average in total stockholder returns on a trailing 2-, 3-, 4-, 5-, 6-, 7-, 8-, 9- and 10-year basis.

        In deciding how to vote on this proposal, the board encourages you to read the Compensation Discussion & Analysis section beginning on page 19 of this proxy statement. The board of directors recommends stockholder approval of the following resolution:

        RESOLVED, that the company's stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Ashford Hospitality Trust, Inc. as disclosed in the company's proxy statement for the 2014 annual meeting of stockholders, in accordance with the SEC's compensation disclosure rules.

        Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our board. However, the compensation committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.

        The board of directors recommends a vote FOR approval of Proposal Number Three, advisory approval of our executive compensation.

 PROPOSAL NUMBER FOUR—APPROVAL OF AMENDMENT TO 2011 STOCK INCENTIVE PLAN

General

        Our board of directors proposes and recommends that stockholders approve an amendment to the 2011 Stock Incentive Plan increasing the number of shares of common stock that may be issued under the Plan by 5,750,000 shares. The affirmative vote of a majority of the holders of shares of our common stock cast on the proposal will be required for approval.

Description of the Amendment to the 2011 Stock Incentive Plan

        Under the 2011 Stock Incentive Plan, as adopted by stockholders in 2011, 5,750,000 shares of common stock were originally reserved for issuance under the plan. As of December 31, 2013, 1,584,484 shares remained available for issuance under the plan and 265,945 shares remain available for issuance under the plan as of the date of this proxy statement. Our board of directors believes that the proposed increase of 5,750,000 shares available for issuance under the plan is important to our continued success in attracting, motivating and retaining qualified directors, officers and employees with appropriate experience and ability, and to increase the grantee's alignment of interest with stockholders.

Eligibility

        Under our 2011 Stock Incentive Plan, we may grant awards to employees, consultants and non-employee directors of the company or its affiliates. While we may grant incentive stock options only to employees of the company or its affiliates, we may grant nonqualified stock options, bonus stock, stock appreciation rights, stock awards and performance awards to any eligible participant. As of March 11, 2014, we had a total of 85 employees and six non-employee directors and our affiliates had a total of approximately 190 employees, all of whom are eligible to participate in the 2011 Stock Incentive Plan.

Material Terms of the 2011 Stock Incentive Plan

        The 2011 Stock Incentive Plan was established for the purpose of encouraging our employees, non-employee directors and other persons who provide advisory or consulting services to us (i) to acquire or increase their equity interests in our company to give an added incentive to work toward its growth and success, and (ii) to allow us to compete for services of the individuals needed for the growth and success of the company. The plan authorizes (i) the purchase of common stock for cash at a purchase price to be decided by the compensation committee, but not more than the fair market value per share of such common stock purchased on the date of such purchase, and (ii) the grant of:

  •
  nonqualified stock options to purchase common stock;

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  incentive options to purchase common stock;

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  unrestricted stock;

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  restricted stock; phantom stock;

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  stock appreciation rights; and

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  other stock or performance-based award, including long-term incentive partnership units in our operating partnership.

        Shares Subject to the Plan.    Only 265,945 shares remain available for issuance under the plan as of the date of this proxy statement. Our board of directors has proposed an amendment to the plan to increase the shares available for issuance under the plan by 5,750,000 shares.

        In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the stock plan will be ratably adjusted. In the event the number of shares to be delivered upon the exercise or payment of any award granted under the stock plan is reduced for any reason whatsoever or in the event any award granted under the stock plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such award will be released from such award and be available under the stock plan for the grant of additional awards.

        Administration.    The plan will be administered by the compensation committee of our board of directors. With respect to any grant or award to any individual covered by Section 162(m) of the U.S. tax code which is intended to be performance-based compensation, the compensation committee will consist solely of two or more "outside directors" as described in such Section 162(m) of the U.S. tax code.

        The compensation committee will select the participants who are granted any award, and employees, non-employee directors and other persons who provide advisory or consulting services to us are eligible, except that only employees are eligible to receive an award of an incentive stock option.

        The compensation committee may condition any award upon the achievement of any one or more performance goals established solely on the basis of one or more of the following business criteria:

  •
  operating income;

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  return on net assets;

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  return on assets;

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  return on investment;

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  return on equity;

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  pretax earnings;

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  pretax earnings before interest, depreciation, and amortization;

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  pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items;

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  total stockholder return;

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  earnings per share;

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  increase in revenues;

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  increase in cash flow;

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  increase in cash flow return;

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  economic value added;

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  gross margin;

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  net income;

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  debt reduction; or

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  any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index.

        The performance goals may be measured before or after taking taxes, interest, depreciation, amortization, extraordinary expenses, and/or pension-related expense or income into consideration, will exclude unusual or infrequently occurring items, charges for restructurings, discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment and other items, and will be determined in accordance with U.S. GAAP (to the extent applicable).

        The plan provides for the grant of (i) options intended to qualify as incentive stock options under Section 422 of the U.S. tax code and (ii) options that are not intended to so qualify. The principal difference between incentive stock options and other options is that a participant generally will not recognize ordinary income at the time an incentive stock option is granted or exercised, but rather at the time the participant disposes of the shares acquired under the incentive stock option. In contrast, the exercise of an option that is not an incentive stock option generally is a taxable event that requires the participant to recognize ordinary income equal to the difference between the shares' fair market value and the option price. The employer will not be entitled to a federal income tax deduction with respect to incentive stock options except in the case of certain dispositions of shares acquired under the options. The employer may claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option equal to the amount of ordinary income recognized by the participant. Options may be exercised in accordance with requirements set by the compensation committee. The maximum period in which an option may be exercised will be fixed by the compensation committee but cannot exceed 10 years. Options generally will be nontransferable except in the event of the participant's death, but the compensation committee may allow the transfer of options to members of the participant's immediate family, a family trust or a family partnership.

        Consistent with the terms of the plan, the compensation committee will prescribe the terms of each award of any incentive stock option. No participant may be granted incentive stock options that are first exercisable in a calendar year for shares of common stock having a total fair market value (determined as of the option grant), exceeding $100,000. The exercise price for each incentive stock option cannot be less than each such option share's fair market value on the date the incentive stock option is granted; provided that a grant of an incentive stock option to any employee who is a ten percent (10%) stockholder will have an exercise price of not less than 110% of such incentive stock option share's fair market value on the date the incentive stock option is granted. No reload stock option (the right to receive a new option to purchase a share upon the exercise and payment of the exercise price for the original option) may be granted with respect to any incentive stock option. Incentive options must be exercised within three months after the optionee ceases to be an employee for any reason other than death or disability and within one year in the event of death or disability.

        Consistent with the terms of the plan, the compensation committee will prescribe the terms of each award of a nonqualified option. The option price for each nonqualified option cannot be less than each such option share's fair market value on the date the nonqualified option is granted. The option price may be paid in cash, by surrendering common stock or through a cashless brokerage exercise.

        Unless the compensation committee provides otherwise, all grants of restricted stock will be subject to vesting, meaning that we will have the right to repurchase the stock for the amount paid, if any, by the participant. Unless the compensation committee provides otherwise, this repurchase right will lapse (i.e., the shares will vest) with respect to one-third of the restricted stock on the first anniversary of the date of grant and on each of the following two anniversaries of the date of grant, provided the participant remains in our service as an employee, director or consultant. Our compensation committee has the authority to shorten or lengthen the typical three-year vesting period. Any unvested shares will vest if we terminate the participant's service without cause, or the participant terminates his or her service with us for good reason. In addition, any unvested shares will vest if the participant's service is terminated for any reason within one year of a change in control or due to death or disability of the participant.

        A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the compensation committee. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common stock or a combination of cash and common stock.

        Consistent with the terms of the stock plan, the compensation committee will establish the terms of awards of bonus stock, phantom stock, options, stock appreciation rights and other stock or performance-based awards, including long-term incentive partnership units of our operating partnership. These awards may also be subject to vesting requirements as determined by the compensation committee, which may include completion of a period of service or attainment of performance objectives. Awards may also vest upon termination without cause or by the participant with good reason, termination in connection with a change in control, death, disability or such other events as the compensation committee shall determine.

        Prohibition on Repricing.    The committee does not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding share option or share appreciation right without first obtaining stockholder approval.

        Amendment; Duration, Termination.    The board of directors may amend or terminate the stock plan at any time, but an amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the stock plan (other than changes to reflect certain corporate transactions and changes in capitalization) or otherwise materially revises the terms of the stock plan. No amendment or termination of the stock plan will affect a participant's rights under outstanding awards without the participant's consent. If not sooner terminated as described above, the stock plan will terminate on the tenth anniversary of the date of approval by our stockholders, and no new awards may be granted after the termination date. Awards made before the stock plan's termination will continue in accordance with their terms.

Reasons Supporting Amendment of the 2011 Stock Incentive Plan

        Following the recent equity compensation grants made to our employees in February 2014, only 265,945 shares remain available for issuance under the existing 2011 plan as of the date of this proxy statement. Our board of directors believes that the amendment to the 2011 plan being proposed is important to our continued success in attracting, motivating and retaining qualified directors, officers and employees with appropriate experience and ability, and to increase the grantee's alignment of interest with stockholders.

        If the amendment to the 2011 plan is not approved, future equity awards will be limited by the number of shares currently available under the 2011 plan; however, the board may deem it appropriate to reward the officers and employees in some other fashion. The board believes that equity grants, when made, acknowledge the significant efforts and achievements of, and reward, the executive officers and other employees as well as further align the interests of our executive officers and employees with those of our stockholders.

        The board of directors recommends a vote FOR approval of Proposal Number Four, approval of amendment to 2011 Stock Incentive Plan.

STOCKHOLDER NON-BINDING PROPOSAL REGARDING
MAJORITY VOTING IN DIRECTOR ELECTIONS

        We have received notice of the intention of UNITEHERE to present a non-binding stockholder proposal at the 2013 annual meeting. UNITEHERE is a stockholder holding 765 shares of common stock, which represents 0.001% of the total fully diluted shares outstanding on the record date. The text of the stockholder proposal and supporting statement appear exactly as received by us. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of UNITEHERE. Neither we nor the board of directors accepts responsibility for the proposed resolution or supporting statement, which are included here in accordance with the applicable proxy rules and regulations. Set forth below is the rationale for the board's strong and unanimous belief that you should vote AGAINST this proposal.

PROPOSAL NUMBER FIVE—Shareholder Proposal to Adopt a Majority Vote Standard in Director Elections

        RESOLVED, that the shareholders of Ashford Hospitality Trust (the "Company") recommend that the Board of Directors take the steps necessary to amend the Company's governing documents, consistent with applicable laws, to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Shareholder's Supporting Statement:

        We believe that the accountability of the board of directors to its shareholders is integral to the success of our Company. The election of directors is a fundamental right of shareholders. However, when directors are elected using a plurality vote standard, as is used by our Company, director elections are less meaningful.

        Under the plurality vote standard, a nominee for the board can be elected with as little as a single vote, even if a substantial majority of the votes cast are "withheld" from the nominee. For this reason, we believe that plurality voting should only be used in contested director elections. We recommend our Company change its director election vote standard to a majority vote standard, under which a director must receive a majority of the votes cast to be elected. Furthermore we recommend the Board adopt a director resignation policy requiring that directors who do not receive the required vote for election submit their resignation.

        This proposal topic has gained widespread support among investors. The proxy advisory service, ISS, reports that this proposal received majority support among shareholders voting on the topic for several years. We believe increased accountability to shareholders is especially important at our Company, where the Board reports to a Chair who also holds the office of CEO.

Issues of board independence and increasing related party transactions

        Management has recently increased its control over the Board of Directors after Ashford combined the offices of CEO and Chair in early 2013. Under this structure, our CEO is effectively overseeing himself. While Ashford adopted a lead director role in early 2010, the volume of related party transactions has increased since that time.

        As a lodging REIT, Ashford's performance depends heavily on that of its hotel management companies. The "primary property manager" for the REIT, Remington Lodging, is 100% owned by Ashford's Chair/CEO, Monty Bennett, and his father, Ashford's Chair Emeritus, Archie Bennett. Other major hotel REITs are moving in the opposite direction, spinning off related management companies, diversifying their managers and/or eliminating exclusivity agreements.

        Under Exclusivity and Master Management Agreements, Remington Lodging managed 46.8% of Ashford's legacy hotel properties in 2012, up from 38.9% in 2008. Seven additional management contracts with Ashford's hotels were transferred from Marriott to Remington in May 2013. Further, following the acquisition of 28 hotels from the Highland portfolio in 2011, Remington gained management contracts for 21 of the properties.

        We urge shareholders to vote FOR this proposal.

ASHFORD'S STATEMENT IN OPPOSITION TO NON-BINDING PROPOSAL NUMBER FIVE

        The board of directors recommends a vote AGAINST non-binding Proposal Five.

        We are committed to sound corporate governance policies and practices that promote the long-term interests of shareholders. The board regularly reviews developments in corporate governance and updates the company's policies and guidelines, as it deems necessary and appropriate. We carefully considered Proposal Five and have deemed it appropriate to modify our corporate governance guidelines to, among other things, require incumbent directors who are not re-elected with at least a majority of the votes cast to tender a resignation. We believe this enhancement to our governance guidelines addresses the concern raised in the shareholder proposal, and adoption of this proposal at this time is not necessary and not in the best interest of our company.

        Proposal Five reflects the view that majority voting is appropriate for all companies at all times and under all circumstances. We disagree with this one-size-fits-all approach to corporate governance. We believe that our current plurality voting standard, with our resignation policy for any incumbent directors not receiving at least a majority of the votes cast, continues to be the appropriate standard for electing our directors.

        Our plurality voting standard remains the prevailing voting standard, while the legal community, public companies and corporate governance experts continue to debate the merits of the majority voting standard.

        We employ a plurality voting standard in director elections, which is the default standard under Maryland law and under the laws of many other states, including Delaware. It is the prevailing method used by corporations in the United States, including some of the largest corporations in the country and corporations recognized as leaders in corporate governance. Approximately 53% of the Russell 3000 companies employ a plurality voting standard. Because plurality voting has long been the accepted standard, the rules governing plurality voting are well established and widely understood.

        In contrast, the majority voting standard presents legal and practical issues, including the potential problem of "holdover" directors, which occurs when, as a result of the majority voting structure, a director receives less than a majority of the votes cast and is therefore not elected but, as a result of Maryland law, continues to serve until his or her successor is elected and qualified. By contrast, our corporate governance guidelines attempt to address the "holdover" issue. The director will still be elected by a plurality vote but will be required to submit a resignation if such director does not receive a majority of the votes cast. The nominating/corporate governance committee will consider any such tendered resignation and will make a recommendation to our board of directors as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the nominating/corporate governance committee or the Board regarding such tendered resignation. Within 90 days following the certification of the stockholder vote, our board of directors will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation.

        In light of these issues, the legal community, shareholder advocates, governance experts, public companies and other groups are still debating whether the purported benefits of the majority voting standard as proposed in this shareholder proposal outweigh the risks and are considering how to deal with the practical difficulties of implementing a majority voting standard. For example, in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the U.S. Congress considered whether majority voting should be made mandatory for all public companies. Congress at first included and ultimately deleted a majority voting standard in the act.

        The board of directors believes that a change in the voting standard is unnecessary and that our existing plurality standard and corporate governance produce qualified and accountable directors.

        For several reasons, we disagree with the shareholder's supporting statements for Proposal Five:

  •
  Since our initial public offering, we have had procedures for shareholders to communicate directly with the independent members of the board of directors (see "Stockholder and Interested Party Communication with our Board of Directors" section of this proxy statement).

  •
  Our shareholders have the ability to nominate an alternative board candidate or candidates for shareholder consideration.

  •
  A plurality voting standard does not, as Proposal Five implies, render "withhold" votes meaningless. Because we must report voting results of director elections in a publicly-filed report on Form 8-K, there is significant visibility as to any director who receives a large number of "withhold" votes, providing shareholders with a viable means to communicate publicly any dissatisfaction with individual board members or the board of directors as a whole to other shareholders. "Withhold" votes also have the potential to influence our compensation and governance committee, which reviews the voting results from each annual meeting. Further, any director not receiving a majority of the votes cast in favor of re-election is required to tender a resignation.

  •
  Because we do not have a classified board of directors, our shareholders may express their confidence, or lack of confidence, in each director on an annual basis.

  •
  We believe our shareholders are satisfied with the composition of the board of directors and the plurality voting standard that applies to the election of our directors. UNITEHERE is the only shareholder to submit a proposal on the majority voting standard and submits shareholder proposals to us on a routine basis. According to UNITEHERE shortly before it submitted Proposal Five, it owned less than 1/1,000 of 1% of our fully diluted shares of common stock. To date, our largest shareholders have expressed no dissatisfaction to us with our plurality voting standard or its results. At every annual meeting of stockholders since our initial public offering, each of our directors has been elected by an overwhelming majority of the votes cast. A majority voting standard would not have changed the outcome of any of our elections.

  •
  We have a strong corporate governance process designed to identify and propose director nominees who will best serve the interests of our company and stockholders. The board of directors maintains a compensation and governance committee that is composed entirely of independent directors, and a majority of the members of the board of directors are independent as defined by the NYSE listing standards.

  •
  The board agrees that strong, independent board leadership is a critical aspect of effective corporate governance and having an independent lead director with well-defined responsibilities that support the board's oversight responsibilities is a strong viable alternative to having an independent chairman. Institutional Shareholder Services, an independent corporate governance expert and proxy advisory firm, has published guidelines that identify specific duties and responsibilities that should be given to a lead director when a company does not have an independent chairman, and we have fully implemented those guidelines.

  •
  While we do not believe that the management of our properties is in any way relevant to the shareholder proposal presented, we do note that we have materially and consistently outperformed our peer average on the basis of total stockholder returns and EBITDA margins while using Remington Lodging as our primary property manager. As a hotel REIT, we are required to engage managers to operate our hotels. Remington, who manages a number of our hotels, has consistently outperformed our other third party managers for lower fees than our other managers.

        We believe that our plurality standard has served us well and that Proposal Five is unwarranted in our case.

        The board of directors recommends a vote AGAINST Proposal Five.

 OTHER PROPOSALS

        The proxies intend to exercise their discretionary authority to vote on any stockholder proposals submitted at the 2014 annual meeting as permitted by Rule 14a-4(c) promulgated under the Exchange Act and not included in this proxy statement. For a stockholder proposal to be considered for inclusion in the company's proxy statement for the 2015 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal office no later than the close of business on December 15, 2014. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2015 annual meeting of stockholders, the proxies named in management's proxy for that annual meeting of stockholders will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed no earlier than December 15, 2014 and no later than January 14, 2015. Even if the proper notice is received timely, the proxies named in management's proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ahtreit.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Hospitality

Trust, Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2013. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated April 14, 2014. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the board of directors,
/s/ DAVID A. BROOKS David A. Brooks Secretary

April 14, 2014

Appendix A

ASHFORD HOSPITALITY TRUST, INC.

2011 STOCK INCENTIVE PLAN

May 17, 2011

ASHFORD HOSPITALITY TRUST, INC.

2011 STOCK INCENTIVE PLAN

A-i

A-ii

ASHFORD HOSPITALITY TRUST, INC.
2011 STOCK INCENTIVE PLAN

ARTICLE I
INTRODUCTION

        1.1    Purpose.    The Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan (the "Plan") is intended to promote the interests of Ashford Hospitality Trust, Inc., a Maryland corporation, (the "Company") and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the "Board") also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

        1.2    Shares Subject to the Plan.    The aggregate number of shares of Common Stock, $.01 par value per share, of the Company (" Common Stock") that may be issued under the Plan commencing on May 17, 2011, the date the stockholders approved the Plan set forth herein, shall not exceed 5,750,000 shares of outstanding Common Stock.

        In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

        1.3    Administration of the Plan.    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

        1.4    Amendment and Discontinuance of the Plan.    The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person's rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a "material revision" of the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to shareholder approval.

        1.5    Granting of Awards to Participants.    The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

        1.6    Term of Plan.    The Plan shall be effective as of May 17, 2011 (the "Effective Date"), subject to approval by the shareholders of the Company. The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Awards shall be made, after the tenth anniversary of the Effective Date.

        1.7    Leave of Absence.    If an employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an "Employee" for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person's right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person's right to reemployment is guaranteed by statute or contract.

        1.8    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Affiliate" means (i) Remington, (ii) any entity in which the Company or Remington, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (iii) any "parent corporation" of the Company or Remington (as defined in section 424(e) of the Code), (iv) any "subsidiary corporation" of any such parent corporation (as defined in section 424(f) of the Code) of the Company or Remington and (v) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company or Remington.

          "Awards" means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock or Performance Based Awards.

          "Bonus Stock" is defined in Article V.

          "Cause" for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean termination for "Cause" as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define "Cause" or if a Participant is not a party to such an agreement, "Cause" means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant's duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company or an Affiliate, as the case may be.

          "Change of Control" shall be deemed to have occurred upon any of the following events:

              (i)  any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Remington or any Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a "Person"), becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

             (ii)  the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

            (iii)  the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

            (iv)  individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

          "Committee" means the compensation committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be "performance-based compensation" as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more "outside directors" as described in Section 162(m)(4)(c)(i) of the Code.

          "Consultant" means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate.

          "Covered Employee" shall mean the Chief Executive Officer of the Company or the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

          "Disability" means an inability to perform the Participant's material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to

  Disability shall be binding on all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant's disability.

          "Employee" means any employee of the Company or an Affiliate.

          "Employment" includes any period in which a Participant is an Employee or a paid Consultant to the Company or an Affiliate.

          "Fair Market Value or FMV Per Share". The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the New York Stock Exchange or other national securities exchange or over-the-counter market, if applicable, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

          "Good Reason" means termination of employment by an Employee, termination of service by a Consultant or resignation from the Board of a Non-Employee Director under any of the following circumstances:

              (i)  if such Employee, Consultant or Non-Employee Director is a party to an agreement for employment with or services to the Company, which agreement includes a definition of "Good Reason" for termination of employment with or services to the Company, "Good Reason" shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference.

             (ii)  if such Employee, Consultant or Non-Employee Director is not a party to an agreement with the Company that defines the term "Good Reason," such term shall mean termination of employment or service under any of the following circumstances, if the Company fails to cure such circumstances within thirty (30) days after receipt of written notice from the Participant to the Company setting forth a description of such Good Reason:

                (i)  the removal from or failure to re-elect the Participant to the office or position in which he or she last served;

               (ii)  the assignment to the Participant of any duties, responsibilities, or reporting requirements inconsistent with his or her position with the Company, or any material diminishment, on a cumulative basis, of the Participant's overall duties, responsibilities, or status;

              (iii)  a material reduction by the Company in the Participant's fees, compensation, or benefits; or

              (iv)  the requirement by the Company that the principal place of business at which the Participant performs his duties be changed to a location more than fifty (50) miles from downtown Dallas, Texas.

          "Incentive Option" means any option which satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

          "Non-Employee Director" means persons who are members of the Board but who are neither Employees nor Consultants of the Company or any Affiliate.

          "Non-Qualified Option" shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

          "Option" means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

          "Option Expiration Date" means the date determined by Committee which shall not be more than ten years after the date of grant of an Option.

          "Optionee" means a Participant who has received or will receive an Option.

          "Other Stock-Based Award" means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

          "Outstanding Company Common Stock" means, as of any date of determination, the then outstanding shares of Common Stock of the Company.

          "Outstanding Company Voting Securities" means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of directors.

          "Participant" means any Non-Employee Director, Employee or Consultant granted an Award under the Plan.

          "Performance Award" means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.

          "Purchased Stock" means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

          "Phantom Shares" means an Award of the right to receive shares of Common Stock issued at the end of a Restricted Period which is granted pursuant to Article VI of the Plan.

          "Reload Option" is defined in Section 2.3(f).

          "Remington" means Remington Hotel Corporation, a Texas corporation or Remington Lodging & Hospitality, L.P., a Delaware limited partnership.

          "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

          "Restricted Stock" shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.

          "Stock Appreciation Rights" means an Award granted pursuant to Article VI of the Plan.

ARTICLE II
NONQUALIFIED STOCK OPTIONS

        2.1    Grants.    The Committee may grant Options to purchase the Common Stock to any Employee, Consultant or Non-Employee Director according to the terms set forth below.

        2.2    Calculation of Exercise Price.    The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.3(d).

        2.3    Terms and Conditions of Options.    Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:

          (a)    Option Period and Conditions and Limitations on Exercise.    No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.

          (b)    Manner of Exercise.    In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the person's written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person's behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

          (c)    Options not Transferable.    Except as provided below, no Non-qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-qualified Option, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.

          (d)    Adjustment of Options.    In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company, and all other interested persons.

          (e)    Listing and Registration of Shares.    Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

          (f)    Reload Options.    A Non-qualified Option may, in the discretion of the Committee, include a reload stock Option right which shall entitle the Participant, upon (i) the exercise of such original Non-qualified Option prior to the Participant's termination of employment and (ii) payment of the appropriate exercise price in shares of Common Stock that have been owned by such Participant for at least six months prior to the date of exercise, to receive a new Non-qualified Option (the "Reload Option") to purchase, at the FMV Per Share on the date of the exercise of the original Non-qualified Option, the number of shares of Common Stock equal to the number of whole shares delivered by the Participant in payment of the exercise price of the original Non-qualified Option. Such Reload Option shall be subject to the same terms and conditions, including expiration date, and shall be exercisable at the same time or times as the original Non-qualified Option with respect to which it is granted.

        2.4    Amendment.    The Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such person's consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

        2.5    Acceleration of Vesting.    Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder) upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause or termination by an Employee or Consultant or resignation of a Non-Employee Director with Good Reason; (ii) termination, removal or resignation of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of the Change of Control; or death or Disability of the Participant.

        2.6    Other Provisions.

          (a)   The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

          (b)   No Option granted hereunder shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Option has been granted.

          (c)   Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

        2.7    Option Repricing.    With stockholder approval only, the Committee, in its absolute discretion, may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

ARTICLE III
INCENTIVE OPTIONS

        The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Section III.

        3.1    Eligibility.    Incentive Options may only be granted to Employees.

        3.2    Exercise Price.    The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.

        3.3    Dollar Limitation.    The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

        3.4    10 % Stockholder.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.

        3.5    Options Not Transferable.    No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by such Optionee.

        3.6    Compliance with 422.    All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

        3.7    Limitations on Exercise.    No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV
PURCHASED STOCK

        4.1    Eligible Persons.    The Committee shall have the authority to sell shares of Common Stock to such Employees, Consultants and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance of Common Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

        4.2    Purchase Price.    The price per share of Common Stock to be purchased by a Participant under this Plan shall be determined in the sole discretion of the Committee, and may be less than, but shall not greater than the FMV Per Share at the time of purchase.

        4.3    Payment of Purchase Price.    Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

ARTICLE V
BONUS STOCK

        The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.

ARTICLE VI
STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

        6.1    Stock Appreciation Rights.    The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors on the following terms and conditions.

          (a)    Right to Payment.    A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.

          (b)    Rights Related to Options.    A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 5.1(a)(i) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

          (c)    Right Without Option.    A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.

          (d)    Terms.    The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

        6.2    Phantom Stock Awards.    The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive cash equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

          (a)    Award and Restrictions.    Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

          (b)    Forfeiture.    Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

          (c)    Performance Goals.    To the extent the Committee determines that any Award granted pursuant to this Article VI shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee's discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

ARTICLE VII
RESTRICTED STOCK

        7.1    Eligible Persons.    All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.

        7.2    Restricted Period and Vesting.

          (a)   Unless the Award specifically provides otherwise, Restricted Stock shall be subject to restrictions on transfer by the Participant and repurchase by the Company such that the Participant shall not be permitted to transfer such shares and the Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if the Participant shall terminate employment from or services to the Company or its Affiliates, as applicable, provided that such transfer and repurchase restrictions shall lapse with respect to 33.33% of such initial shares on the first anniversary of the date of grant and on each subsequent anniversary of the date of grant that the Participant shall remain continuously as an Employee, Non-Employee Director or Consultant of the Company or its Affiliates, as applicable; subject to section 7.2(b) below.

          (b)   Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause; (ii) termination by an Employee or Consultant or resignation of a Non-Employee Director with Good Reason; (iii) termination, resignation or removal of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of a Change of Control; or (iv) death or Disability of the Participant.

          (c)   Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

      The shares represented by this certificate have been issued pursuant to the terms of the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan and Grant of Restricted Stock dated                         , 20    and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.

ARTICLE VIIII
PERFORMANCE AWARDS

        8.1    Performance Awards.    The Committee may grant Performance Awards based on performance criteria measured over a period of not less than one year and not more than five years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award granted to a Covered Employee.

        8.2    Performance Goals.    The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

          (a)    General.    The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is "substantially uncertain" at the time of grant. The committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

          (b)    Business Criteria.    One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on capital; (I) return on equity; (J) economic value added; (K) gross margin; (L) net income; (M) pretax earnings; (N) pretax earnings before interest, depreciation and amortization; (O) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (P) operating income; (Q) total stockholder return; (R) debt reduction; and (S) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies.

          (c)    Performance Period; Timing for Establishing Performance Goals.    Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than three years, as specified by the Committee.

  Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

          (d)    Settlement of Performance Awards; Other Terms.    After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

          (e)    Written Determinations.    All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards.

          (f)    Status of Performance Awards under Section 162(m) of the Code.    It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX
OTHER STOCK OR PERFORMANCE BASED AWARDS

        The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company or its Affiliates, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

 ARTICLE X
CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

        10.1    General.    Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under Code Section 409A. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under 409A, or (ii) if the Award is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Maryland General Corporation Law, no consideration other than services may be required for the grant of any Award.

        10.2    Stand-Alone, Additional, Tandem, and Substitute Awards.    Subject to Section 2.7, awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.

        10.3    Term of Awards.    The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be require in respect of an Incentive Stock Option under Section 422 of the Code).

        10.4    Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company of a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that such discretion may not be exercised by the Committee if the exercise of such discretion would result in adverse tax consequences to the Participant under section 409A of the Code. In the discretion of the Committee, Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee; provided, however, that no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute any "employee benefit plan" for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

        10.5    Vested and Unvested Awards.    After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2(a), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the person. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

        10.6    Exemptions from Section 16(b) Liability.    It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

        10.7    Other Provisions.    No grant of any Award shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.

ARTICLE XI
WITHHOLDING FOR TAXES

        Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

        Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XII
MISCELLANEOUS

        12.1    No Rights to Awards.    No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

        12.2    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        12.3    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Maryland, without regard to any principles of conflicts of law.

        12.4    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        12.5    Other Laws.    The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

        12.6    Shareholder Agreements.    The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders' agreement in such form as approved from time to time by the Board.

3. To obtain advisory approval of the company's executive compensation. 4. To approve an amendment to the Company's 2011 Stock Incentive Plan that will increase the number of shares reserved for issuance under the plan by 5,750,000 shares. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01TSKB 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: If voting by mail, please sign exactly as your name(s) appear on the above. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR the election of the nominees. The Board of Directors recommends a vote FOR Proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2014. IMPORTANT ANNUAL MEETING INFORMATION 5. To vote on a non-binding stockholder proposal to adopt a majority vote standard in director elections. 6. In the discretion of such proxies, upon such other business as may properly come before the annual meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4c promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors recommends a vote AGAINST Proposal 5. 01 - Monty J. Bennett 04 - Amish Gupta 07 - Philip S. Payne 02 - Benjamin J. Ansell, M.D. 05 - Kamal Jafarnia 03 - Thomas E. Callahan 06 - Alan L. Tallis 1. Election of Directors: For Withhold For Withhold For Withhold For Against Abstain IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 13, 2014. Vote by Internet • Go to www.investorvote.com/AHT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS Proxy for Annual Meeting of Stockholders to be held May 13, 2014 The undersigned, a stockholder of Ashford Hospitality Trust, Inc., a Maryland Corporation, hereby appoints David A. Brooks and David J. Kimichik, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 11:30 a.m., Central time, on May 13, 2014 at the Dallas Marriott Suites Medical/Market Center, 2493 North Stemmons Freeway, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement. This proxy when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED CONSISTENT WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL, AND IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OF THE MEETING. DO NOT STAPLE OR MUTILATE PLEASE VOTE YOUR PROXY PROMPTLY AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A. Proxy — Ashford Hospitality Trust, Inc. Dear Stockholder: Stockholders of Ashford Hospitality Trust can take advantage of several services available through our transfer agent, Computershare Trust Company, N.A. These services include: Direct Deposit of Dividends: To receive your dividend payments via direct deposit, please mail a copy of your voided check, along with your request to Computershare at the address referenced below. Internet Account Access Stockholders may now access their accounts on-line at www.computershare.com Among the services offered through Account Access, certificate histories can be viewed, address changes requested and tax identification numbers certified. Transfer Agent Contact Information Computershare Trust Company, N.A. P.O. Box 43069 Providence, RI 02940-3069 Telephone Inside the USA: (877) 282-1168 Telephone Outside the USA: (781) 575-2723 C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

3. To obtain advisory approval of the company's executive compensation. 4. To approve an amendment to the Company's 2011 Stock Incentive Plan that will increase the number of shares reserved for issuance under the plan by 5,750,000 shares. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01TSLB 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: If voting by mail, please sign exactly as your name(s) appear on the above. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR the election of the nominees. The Board of Directors recommends a vote FOR Proposals 2, 3 and 4. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2014. IMPORTANT ANNUAL MEETING INFORMATION 5. To vote on a non-binding stockholder proposal to adopt a majority vote standard in director elections. 6. In the discretion of such proxies, upon such other business as may properly come before the annual meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4c promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors recommends a vote AGAINST Proposal 5. 01 - Monty J. Bennett 04 - Amish Gupta 07 - Philip S. Payne 02 - Benjamin J. Ansell, M.D. 05 - Kamal Jafarnia 03 - Thomas E. Callahan 06 - Alan L. Tallis 1. Election of Directors: For Withhold For Withhold For Withhold For Against Abstain

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Proxy — Ashford Hospitality Trust, Inc. 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS Proxy for Annual Meeting of Stockholders to be held May 13, 2014 The undersigned, a stockholder of Ashford Hospitality Trust, Inc., a Maryland Corporation, hereby appoints David A. Brooks and David J. Kimichik, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 11:30 a.m., Central time, on May 13, 2014 at the Dallas Marriott Suites Medical/Market Center, 2493 North Stemmons Freeway, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement. This proxy when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED CONSISTENT WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL, AND IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OF THE MEETING. DO NOT STAPLE OR MUTILATE PLEASE VOTE YOUR PROXY PROMPTLY AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.